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                                                                   Exhibit 4.3.1
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                             NOTE PURCHASE AGREEMENT

                                  by and among

                             NUMATICS, INCORPORATED,

                                 NUMATICS, GMBH,

                                 NUMATICS LTD.,

                    the OTHER Loan Parties signatory hereto,

                                       and

                   AMERICAN CAPITAL FINANCIAL SERVICES, INC.,

                                    AS AGENT

                                       and

                          THE PURCHASERS IDENTIFIED ON

                                 ANNEX A HERETO

                                November 28, 2001

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                                TABLE OF CONTENTS


ARTICLE 1 DEFINITIONS........................................................2

    1.1   Certain Definitions................................................2
    1.2   Accounting Principles.............................................12
    1.3   Other Definitional Provisions; Construction.......................12

ARTICLE 2 ISSUE AND SALE OF NOTES...........................................13

    2.1   Authorization and Issuance of the Notes...........................13
    2.2   Sale and Purchase.................................................14
    2.3   The Closing.......................................................14

ARTICLE 3 REPAYMENT OF THE NOTES............................................14

    3.1   Interest Rates and Interest Payments..............................14
    3.2   Repayment of the Notes............................................15
    3.3   Optional Prepayment of Notes......................................15
    3.4   Notice of Optional Prepayment.....................................16
    3.5   Mandatory Prepayment..............................................16
    3.6   Home Office Payment...............................................16
    3.7   Taxes.............................................................17
    3.8   Maximum Lawful Rate...............................................17
    3.9   Capital Adequacy..................................................18
    3.10  Certain Waivers...................................................18

ARTICLE 4 CONDITIONS........................................................18

    4.1   Conditions to Purchase of Notes...................................18

ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF THE LOAN PARTIES................23

    5.1   Representations and Warranties of Loan Parties....................23
    5.2   Absolute Reliance on the Representations and Warranties...........29

ARTICLE 6 TRANSFER OF NOTES.................................................29

    6.1   Restricted Notes..................................................29
    6.2   Legends; Purchaser's Representations..............................29
    6.3   Transfer of Notes.................................................30
    6.4   Replacement of Lost Notes.........................................30
    6.5   No Other Representations Affected.................................30

ARTICLE 7 COVENANTS.........................................................31

    7.1   Affirmative Covenants.............................................31
    7.2   Negative Covenants................................................37
    7.3   Financial Covenants...............................................43


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ARTICLE 8 EVENTS OF DEFAULT.................................................44

    8.1   Events of Default.................................................44
    8.2   Consequences of Event of Default..................................46
    8.3   Security..........................................................47

ARTICLE 9 THE AGENT.........................................................47

    9.1   Authorization and Action..........................................47
    9.2   Delegation of Duties..............................................47
    9.3   Exculpatory Provisions............................................47
    9.4   Reliance..........................................................48
    9.5   Non-Reliance on Agent and Other Purchasers........................48
    9.6   Agent in its Individual Capacity..................................48
    9.7   Successor Agent...................................................48
    9.8   Collections and Disbursements.....................................49
    9.9   Reporting.........................................................50
    9.10  Consent of Purchasers.............................................50
    9.11  This Article Not Applicable to Loan Parties.......................51

ARTICLE 10 SUBORDINATION OF LIENS...........................................51

    10.1  Lien Priorities...................................................51
    10.2  Distribution of Proceeds of Collateral............................51

ARTICLE 11 MISCELLANEOUS....................................................52

    11.1  Successors and Assigns............................................52
    11.2  Modifications and Amendments......................................52
    11.3  No Implied Waivers; Cumulative Remedies; Writing Required.........52
    11.4  Reimbursement of Expenses.........................................52
    11.5  Holidays..........................................................53
    11.6  Notices...........................................................53
    11.7  Survival..........................................................54
    11.8  Governing Law.....................................................54
    11.9  Jurisdiction, Consent to Service of Process.......................54
    11.10 Jury Trial Waiver.................................................55
    11.11 Severability......................................................56
    11.12 Headings..........................................................56
    11.13 Indemnity.........................................................56
    11.14 Environmental Indemnity...........................................56
    11.15 Counterparts......................................................57
    11.16 Integration.......................................................57
    11.17 Confidentiality...................................................57


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                             NOTE PURCHASE AGREEMENT
                             -----------------------

                    $14,354,000 Aggregate Principal Amount of
                           Senior Secured Term A Notes
              of the Company, Numatics Canada, and Numatics Germany
                              Due November 27, 2006

                    $17,000,000 Aggregate Principal Amount of
                           Senior Secured Term B Notes
                                 of the Company
                              Due November 27, 2006

     THIS NOTE PURCHASE AGREEMENT (this "Agreement"), dated as of November 28, 2001, is by and among NUMATICS, INCORPORATED, a Michigan corporation (the "Company"), NUMATICS, GMBH, a corporation organized under the laws of the Federal Republic of Germany ("Numatics Germany"), NUMATICS LTD., a Canadian corporation ("Numatics Canada", and together with the Company and Numatics Germany, the "Borrowers"), the U.S. Subsidiaries of the Company signatory hereto (the "Subsidiary Guarantors" and together with the Borrowers, the "Loan Parties"), the securities purchasers that are now and hereafter at any time parties hereto and are listed in Annex A (or any amendment or supplement thereto) attached hereto (each a "Purchaser" and collectively, "Purchasers"), and AMERICAN CAPITAL FINANCIAL SERVICES, INC., a Delaware corporation ("ACFS"), as administrative agent for Purchasers (in such capacity "Agent"). Capitalized terms used and not defined elsewhere in this Agreement are defined in Article 1 hereof.

                                    RECITALS

     The Company, Numatics Canada and Numatics Germany has proposed selling Term A Notes in the aggregate amount of $14,354,000 to Purchasers and the Company has proposed selling Term B Notes in the aggregate amount of $17,000,000 to Purchasers for the purpose of refinancing the Existing Senior Debt.

     NOW, THEREFORE, the parties hereto, in consideration of the premises and their mutual covenants and agreements herein set forth and intending to be legally bound hereby, covenant and agree as follows:


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                                   ARTICLE 1

                                  DEFINITIONS

     1.1 Certain Definitions.In addition to other words and terms defined elsewhere in this Agreement, the following words and terms shall have the meanings set forth below (and such meanings shall be equally applicable to both the singular and plural form of the terms defined, as the context may require):

     "ACAS" shall mean American Capital Strategies, Ltd., a Delaware corporation.

     "ACFS" shall mean American Capital Financial Services, Inc., a Delaware corporation.

     "Adjusted Net Income" shall mean, with respect to any period, the consolidated net income of the Company and its Subsidiaries after taxes for such period (excluding any after-tax gains or losses on the sale of assets (other than the sale of Inventory in the ordinary course of business) and excluding other after-tax extraordinary gains or losses), plus depreciation and amortization deducted in determining net income for such period, plus interest deducted in determining net income for such period, minus Capital Expenditures for such period not financed, minus any cash dividends paid or accrued and cash withdrawals paid or accrued to shareholders or other Affiliates for such period which were not calculated in determining net income after taxes, plus unrealized foreign exchange losses deducted in determining net income for such period, and minus unrealized foreign exchange gains included in determining net income for such period.

     "Affiliate" shall mean with respect to any Person, any other Person that is directly or indirectly controlling, controlled by or under common control with such Person or entity or any of its Subsidiaries, and the term "control" (including the terms "controlled by" and "under common control with") means having, directly or indirectly, the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or by contract or otherwise. Without limiting the foregoing, the ownership of ten percent (10%) or more of the voting securities of a Person shall be deemed to constitute control and notwithstanding anything to the contrary herein, neither Purchasers nor any of their respective Affiliates shall be deemed to be Affiliates of the Loan Parties by virtue of the transactions contemplated in this Agreement.

     "Agent" shall have the meaning assigned to such term in the preamble hereto and any successor agent provided for hereunder.

     "Agreement" shall mean this Note Purchase Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.

     "Business" shall mean the principal business of the Loan Parties as set forth in Section 5.1(b) herein and as such shall continue to be conducted following the purchase and sale of the Notes.


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     "Business Day" shall mean any day other than a Saturday, Sunday or other day on which banking institutions in New York are authorized or required by law to close.

     "By-laws" shall mean the by-laws, partnership agreement, operating agreement or analogous instrument governing the operations of each of the Loan Parties, as applicable, including all amendments and supplements thereto.

     "Canadian Pension Plans" means each of the pension plans, if any, registered in accordance with the Income Tax Act (Canada) that any Loan Party sponsors or administers or into which any other Loan Party makes contributions.

     "Capital Expenditures" shall mean for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including expenditures for Capitalized Lease obligations) by the Company and its Subsidiaries during such period that are required by GAAP, consistently applied, to be included in or reflected by the property, plant and equipment or similar fixed asset accounts (or intangible accounts subject to amortization) on the balance sheet of the Company.

     "Capitalized Leases" shall mean, with respect to any Person, leases of (or other agreements conveying the right to use) any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP (as defined in Section 1.2 hereof), either would be required to be classified and accounted for as capital leases on a balance sheet of such Person or otherwise be disclosed as such in a note to such balance sheet.

     "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C.ss. 9601, et seq.), as amended, and rules, regulations, standards guidelines and publications issued thereunder.

     "Change of Control" shall mean the occurrence of any of the following without Agent's prior written consent:

          (a) John H. Welker shall cease to own and have voting control of at least fifty-one (51%) of the issued and outstanding voting securities of the Company on a fully diluted basis (provided that any such failure resulting from the death or disability of John H. Welker shall not be a Change of Control if such stock continues to be owned and subject to the voting control of Persons acceptable to Agent) and the receipt of any consideration in connection therewith;

          (b) a merger, consolidation, reorganization, recapitalization or share exchange in which the stockholders of the Company immediately prior to such transaction receive, in exchange for securities of the Company owned by them, cash, property or securities of the resulting or surviving entity and as a result thereof Persons who were holders of voting securities of the Company hold less than 50% of the capital stock, calculated on a fully diluted basis, of the resulting corporation entitled to vote in the election of directors;

          (c) a sale, transfer or other disposition of 30% or more of the assets of the Loan Parties on a consolidated basis or the sale, transfer or other disposition of the IP Assets of the Loan Parties;


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          (d) the initial public offer of securities by the Company other than an offering of securities for an employee benefit plan on SEC Form S-8 or a successor form;

          (e) John H. Welker shall cease to be the president and chief executive officer of the Company (provided that any such cessation resulting from the death or disability of John H. Welker shall not be a Change of Control if the Company appoints a new president and chief executive officer of the Company acceptable to Agent within 120 days of such cessation); and

          (f) John H. Welker sells or transfers any capital stock of any Loan Party owned by him or any of his Affiliates as of the Closing Date (provided that any such transfer resulting from the death or disability of John H. Welker shall not be a Change of Control if such stock continues to be owned and subject to the voting control of Persons reasonably acceptable to Agent).

     "Charter Documents" shall mean the Articles of Incorporation, Certificate of Incorporation, declaration or certificate of limited partnership, certificate of limited liability company, charter, constating documents or analogous organic instrument filed with the appropriate Governmental Authorities of each of the Loan Parties, as applicable, including all amendments and supplements thereto.

     "Closing" shall mean the closing of the purchase and sale of the Notes pursuant to this Agreement.

     "Closing Date" shall mean the date and time for delivery and payment of the Notes as finally determined pursuant to Section 2.3 hereof.

     "Closing Processing Fee" shall mean a fee in an amount equal to $910,620 payable by the Loan Parties to ACFS in consideration of the structuring of the financing contemplated hereby.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Collateral" shall mean all property and interests in property now owned or hereafter acquired by the Loan Parties in or upon which a security interest, lien or mortgage is granted to Agent under the Security Documents, including without limitation the accounts, intellectual property, inventory, equipment and real estate, and the proceeds and products thereof.

     "Company" shall mean Numatics, Incorporated, a Michigan corporation.

     "Condition" shall mean any condition that results in or otherwise relates to any Environmental Liabilities.

     "Controlled Group" shall mean the "controlled group of corporations" as that term is defined in Section 1563 of the Internal Revenue Code of 1986, as amended, of which the Loan Parties are a part from time to time.

     "Debt Service Coverage" shall mean, with respect to any period, the ratio of the (i) the consolidated net income of the Company and its Subsidiaries after taxes for such period


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(excluding any after-tax gains or losses on the sale of assets (other than the sale of inventory in the ordinary course of business) and excluding other after-tax extraordinary gains or losses), plus depreciation and amortization deducted in determining net income for such period, plus interest deducted in determining net income for such period, minus Capital Expenditures for such period not financed, minus any cash dividends paid or accrued and cash withdrawals paid or accrued to shareholders or other Affiliates for such period which were not calculated in determining net income after taxes, plus the after-tax increase in LIFO reserves, or minus the after tax decrease in LIFO reserves all on a consolidated basis, plus unrealized foreign exchange losses included in determining net income for such period, and minus unrealized foreign exchange gains included in determining net income for such period, to (ii) the Company's and its Subsidiaries' current principal maturities of long term debt and Capitalized Leases paid or scheduled to be paid during such period, plus any prepayments on indebtedness owed to any Person (except trade payables and revolving loans) and paid during such period, plus scheduled payments of interest and fees, to the extent carried as Interest Expense on the Company's and its Subsidiaries' consolidated financial statements, with respect to indebtedness for borrowed money (including the interest component payments with respect to Capitalized Leases) all determined on a consolidated basis.

     "Default" shall mean any event or condition that, but for the giving of notice or the lapse of time, or both, would constitute an Event of Default.

     "Environmental Laws" shall mean any Laws which address, are related to or are otherwise concerned with environmental, health or safety issues, including any Laws relating to any emissions, releases or discharges of Pollutants into ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, handling, clean-up or control of Pollutants or any exposure or impact on worker health and safety.

     "Environmental Liabilities" shall mean any obligations or liabilities (including any claims, suits or other assertions of obligations or liabilities) that are:

          (a) related to environmental, health or safety issues (including on-site or off-site contamination by Pollutants of surface or subsurface soil or water, and occupational safety and health); and

          (b) based upon or related to (i) any provision of past, present or future United States or foreign Environmental Law (including CERCLA and
     RCRA) or common law, or (ii) any judgment, order, writ, decree, permit or injunction imposed by any court, administrative agency, tribunal or otherwise.

The term "Environmental Liabilities" includes: (i) fines, penalties, judgments, settlements, awards, losses, damages (including foreseeable and unforeseeable consequential damages), costs, fees (including legal and consulting fees), expenses and disbursements; (ii) defense and other responses to any administrative or judicial action (including claims, notice letters, complaints, and other assertions of liability); and (iii) financial responsibility for (1) cleanup costs and injunctive relief, including any Removal, Remedial or other Response actions, and natural resource damages, and (2) any other compliance or remedial measures.


                                       5

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     "EPA" shall mean the United States Environmental Protection Agency and any
governmental body or agency succeeding to the functions thereof.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may from time to time be amended, and the rules and regulations of any governmental agency or authority, as from time to time in effect, promulgated thereunder.

     "Event of Default" shall mean any of the events of default described in
Section 8.1 hereof.

     "Excess Cash Flow" shall mean, for any fiscal period of the Company and its Subsidiaries, the sum of the following to the extent accruing after the Closing
Date: Adjusted Net Income for such period, minus Interest Expense, minus scheduled payments or any voluntary prepayment of debt, minus scheduled principal payments under all other Indebtedness made during such period.

     "Existing Senior Debt" shall mean all Indebtedness of the Company and its Subsidiaries evidenced by the Existing Senior Loan Agreement.

     "Existing Senior Loan Agreement" that certain Amended and Restated Loan Agreement, dated as of March 23, 1998, by and among the Loan Parties, Bank One, Michigan, as administrative agent, Fleet National Bank, as documentation agent and the Lenders signatory thereto, as amended from time to time.

     "Financing Statements" shall have the meaning assigned to such term in
Section 4.1(c) hereof.

     "Fiscal Year" or "fiscal year" shall mean each twelve month period ending on December 31 of each year.

     "Foreign Subsidiary" shall mean any Subsidiary incorporated or formed in any jurisdiction other than any State of the United States of America.

     "GAAP" shall have the meaning assigned to such term in Section 1.2 hereof.

     "Governmental Authorities" shall mean any federal, state, provincial, or municipal court or other governmental department, ministry, council, commission, board, bureau, agency or instrumentality, governmental or quasi-governmental, domestic or foreign.

     "Guaranty" shall mean any guaranty of the payment or performance of any Indebtedness or other obligation and any other arrangement whereby credit is extended to one obligor on the basis of any promise of another Person, whether that promise is expressed in terms of an obligation to pay the Indebtedness of such obligor, or to purchase an obligation owed by such obligor, or to purchase goods and services from such obligor pursuant to a take-or-pay contract, or to maintain the capital, working capital, solvency or general financial condition of such obligor, whether or not any such arrangement is reflected on the balance sheet of such other Person, firm or corporation, or referred to in a footnote thereto, but shall not include endorsements of items for collection in the ordinary course of business. For the purpose of all computations made under this Agreement, the amount of a Guaranty in respect of any obligation


                                       6

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shall be deemed to be equal to the maximum aggregate amount of such obligation or, if the Guaranty is limited to less than the full amount of such obligation, the maximum aggregate potential liability under the terms of the Guaranty.

     "Guaranty Agreements" shall have the meaning assigned to such term in
Section 4.1(k)(xii).

     "Harvard Capital" shall mean Harvard Private Capital Holdings, Inc.

     "Harvard Put" shall mean Harvard Capital's right to put to the Company its shares of capital stock of the Company pursuant to that certain Securities Purchase Agreement dated as of January 3, 1996, as amended by that certain Agreement dated March 23, 1998 between the Company and Harvard Capital.

     "Hypothec" shall mean that certain agreement dated as of the date hereof entered into between Numatics Canada and the Agent.

     "Indebtedness" shall mean, for any Person at the time of any determination, without duplication, all obligations, contingent or otherwise, of such Person that, in accordance with GAAP, should be classified upon the balance sheet of such Person as indebtedness, but in any event including: (i) all obligations for borrowed money, (ii) all obligations arising from installment purchases of property or representing the deferred purchase price of property or services in respect of which such Person is liable, contingently or otherwise, as obligor or otherwise (other than trade payables and other current liabilities incurred in the ordinary course of business on terms customary in the trade), (iii) all obligations evidenced by notes, bonds, debentures, acceptances or instruments, or arising out of letters of credit or bankers' acceptances issued for such Person's account, (iv) all obligations, whether or not assumed, secured by any Lien or payable out of the proceeds or production from any property or assets now or hereafter owned or acquired by such Person, (v) all obligations for which such Person is obligated pursuant to a Guaranty, (vi) the capitalized portion of lease obligations under Capitalized Leases, (vii) all obligations for which such Person is obligated pursuant to any Interest Rate Protection Agreements or derivative agreements or arrangements, and (viii) all obligations of such Person upon which interest charges are customarily paid or accrued.

     "Indenture" shall mean that certain 9-5/8% Senior Subordinated Notes Due 2008 Indenture, dated as of March 23, 1998, by and among the Company, the guarantors signatory thereto and First Trust National Association.

     "Intercreditor Agreement" shall mean that certain Intercreditor Agreement, dated as of Closing Date, by and among Agent, the Loan Parties and Revolving Financing Lender.

     "Interest Expense" means, with respect to the Company and its Subsidiaries determined on a consolidated basis, for any period the total interest expense (net of cash interest income) for such period determined in conformity with GAAP and including any interest expense attributable to Capitalized Leases.

     "Interest Rate Protection Agreement" shall mean any interest rate swap, interest rate cap, interest rate collar or other interest rate hedging agreement or arrangement.


                                       7

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     "Investment" as applied to any Person shall mean the amount paid or agreed to be paid or loaned, advanced or contributed to other Persons, and in any event shall include (i) any direct or indirect purchase or other acquisition of any notes, obligations, instruments, stock, securities or ownership interest (including partnership interests and joint venture interests) and (ii) any capital contribution to any other Person.

     "IP Assets" shall mean all intellectual property of the Loan Parties including copyrights, trademarks, service marks and trade names, trade secrets, inventions, production methods, industrial designs, and patents related to the Business regardless whether such are registered with any Governmental Authorities, and all physical manifestations thereof, including without limitation, all books, manuals, software, disks, computer tapes and electronic and electromagnetic representations and reproductions thereof.

     "IP Security Agreement" shall have the meaning assigned to such term in
Section 4.1(c).

     "IRS" shall mean the Internal Revenue Service and any governmental body or agency succeeding to the functions thereof.

     "Key Management" shall mean John H. Welker, Robert P. Robeson, and David Dodds.

     "Laws" shall mean all U.S., Canadian, German and foreign federal, state, provincial or local statutes, laws, rules, regulations, ordinances, by-laws, codes, policies, rules of common law, and the like, now or hereafter in effect, including any judicial or administrative interpretations thereof, and any judicial or administrative orders, consents, decrees or judgments.

     "Lien" shall mean any security interest, pledge, bailment, mortgage, hypothecation, deed of trust, conditional sales and title retention agreement (including any lease in the nature thereof), charge, encumbrance or other similar arrangement or interest in real or personal property, now owned or hereafter acquired, whether such interest is based on common law, statute or contract.

     "Life Insurance" shall have the meaning assigned to such term in Section 4.1(j).

     "Loan Parties" shall have the meaning assigned to such term in the Preamble hereto.

     "Manage" and "Management" shall mean generation, production, handling, distribution, processing, use, storage, treatment, operation, transportation, recycling, reuse and/or disposal, as those terms are defined in CERCLA, RCRA and other Environmental Laws (including as those terms are further defined, construed, or otherwise used in rules, regulations, standards, guidelines and publications issued pursuant to, or otherwise in implementation of, such Environmental Laws).

     "Material Adverse Effect" shall mean a material adverse effect on the business, properties, assets, liabilities or condition (financial or otherwise) of the Loan Parties, taken as a whole.

     "Material Event of Default" shall mean the occurrence of an Event of Default under subsections (a), (d) (as a result of a breach of Section 7.3),
(g), (h), and (l) of Section 8.1 hereof.

     "Measurement Date" shall have the meaning assigned to such term in Section
7.3 hereof.


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     "Measurement Period" shall mean the twelve month period ending on a
Measurement Date.

     "Mortgage" has the meaning assigned to such term in Section 4.1(d) hereof.

     "Multiemployer Plan" shall mean a multiemployer plan (within the meaning of Section 3(37) of ERISA) that is maintained for the benefit of the employees of the Loan Parties or any member of the Controlled Group.

     "Notes" shall mean, collectively, the Term A Notes issued pursuant to
Section 2.1(a) hereof and the Term B Notes issued pursuant to Section 2.1(b) hereof.

     "Organizational Schedule" shall mean Schedule 5.1(a).

     "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA, or any other governmental agency, department or instrumentality succeeding to the functions thereof.

     "Permitted Indebtedness" shall have the meaning assigned to such term in
Section 7.2(a).

     "Permitted Liens" shall have the meaning assigned to such term in Section 7.2(b).

     "Person" shall mean any individual, partnership, limited partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization or governmental entity or department, agency or political subdivision thereof.

     "PIK Interest" shall have the meaning assigned to such term in Section 3.1.

     "Plan" shall mean any employee benefit plan (within the meaning of Section 3(3) of ERISA), other than a Multiemployer Plan, established or maintained by any of the Loan Parties or any member of the Controlled Group.

     "Pledge Agreement" shall have the meaning assigned to such term in Section 4.1(c).

     "Pollutant" shall include any "hazardous substance" and any "pollutant or contaminant" as those terms are defined in CERCLA; any "hazardous waste" as that term is defined in RCRA; and any "hazardous material" as that term is defined in the Hazardous Materials Transportation Act (49 U.S.C. ss. 1801 et seq.), as amended (including as those terms are further defined, construed, or otherwise used in rules, regulations, standards, guidelines and publications issued pursuant to, or otherwise in implementation of, said Environmental Laws); any harmful or potentially harmful environmental emission which is the subject of any other applicable Environmental Law and including without limitation any petroleum product or byproduct, solvent, flammable or explosive material, radioactive material, asbestos, polychlorinated biphenyls (PCBs), dioxins, dibenzofurans, heavy metals, and radon gas; and including any other substance or material that is reasonably determined to present a threat, hazard or risk to human health or the environment.

     "PPSA" means the Personal Property Security Act (Ontario) and any applicable personal property security legislation as such legislation now exists or may from time to time hereafter be amended, modified, recodified, supplemented or replaced, together with all rules, regulations and interpretations thereunder or related thereto. Reference to sections of the PPSA shall be construed to also refer to any successor sections.

     "Prime Rate" means the rate of interest that under current practice is listed as such under the heading "Money Rates" in the Eastern Edition of the Wall Street Journal, and if a range of rates is listed, the highest such rate, and should such practice change, such other indication of the prevailing prime rate of interest as may reasonably be chosen by Required Purchasers.

     "Properties and Facilities" shall have the meaning assigned to such term in
Section 5.1(q).

     "Proprietary Rights" shall mean all patents, trademarks, trade names, industrial designs, service marks, copyrights, inventions, production methods, licenses, formulas, know-how and trade secrets, regardless of whether such are registered with any Governmental Authorities, including applications therefor.

     "Purchase Documents" shall mean this Agreement, the Notes, the Security Documents, the Guaranty Agreements and all other agreements, instruments and documents delivered in connection therewith as any or all of the foregoing may be supplemented or amended from time to time.

     "Purchaser" shall have the meaning assigned to such term in the preamble hereto and Section 6.2 hereof.

     "RCRA" shall mean the Resource Conservation and Recovery Act (42 U.S.C.ss. 6901 et seq.), as amended, and all rules, regulations, standards, guidelines, and publications issued thereunder.

     "Removal," "Remedial" and "Response" actions shall include the types of activities covered by CERCLA, RCRA, and other comparable Environmental Laws, and whether the activities are those which might be taken by a government entity or those which a government entity or any other person might seek to require of waste generators, handlers, distributors, processors, users, storers, treaters, owners, operators, transporters, recyclers, reusers, disposers, or other persons under "removal," "remedial," or other "response" actions.

     "Reportable Event" shall mean any of the events which are reportable under
Section 4043 of ERISA and the regulations promulgated thereunder, other than an occurrence for which the thirty (30) day notice contained in 29 C.F.R. ss. 2615.3(a) is waived.

     "Required Purchasers" shall mean, at any time, Purchasers holding a pro rata percentage of the outstanding principal amount of the Notes aggregating at least 66-2/3% at such time.

     "Revolving Credit Agreement" shall mean collectively, that certain Loan and Security Agreement by and among the Loan Parties and the Revolving Financing Lender and that certain Credit Agreement between Numatics Canada and LaSalle Business Credit, a division of ABN AMRO Bank Canada dated as of the date hereof, as such may be amended or modified from time to time.

     "Revolving Financing" shall mean a secured revolving line of credit facility of the Company in an aggregate principal amount not to exceed $30,000,000.

     "Revolving Financing Lender" shall collectively mean LaSalle Business Credit, Inc. and any of its Affiliates and the banks party to the Revolving Credit Agreement.

     "SEC" shall mean the Securities and Exchange Commission and any governmental body or agency succeeding to the functions thereof.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Security Agreement" shall have the meaning assigned to such term in
Section 4.1(c) hereof.

     "Security Documents" shall mean the Security Agreement, the Hypothec, the Mortgage, the Pledge Agreement, the IP Security Agreement, the Collateral Assignment, the Financing Statements, and all other documents, instruments and other materials necessary to create, perfect, maintain or continue the security interests created pursuant to the Security Agreement.

     "Senior Debt" shall mean collectively, the Indebtedness under this Agreement and the Revolving Credit Agreement.

     "Senior Permitted Liens" shall have the meaning assigned to such term in
Section 7.2(b)(v).

     "Shareholder Agreements" shall mean collectively, those certain shareholder and voting rights agreements set forth on the "Shareholder Agreements Schedule" attached hereto, as in effect on the Closing Date without giving effect to any amendment, modification or restatement thereto.

     "Stock Option Plan" shall mean collectively, that certain Incentive Plan with respect to the issuance of options to purchase up to 200,000 shares of capital stock of the Company, and form of stock option agreement and form of shareholder agreement thereto adopted by the Company on May 8, 2000, a copy of each of which is attached hereto on the "Stock Option Plan Schedule", as in effect on the Closing Date without giving effect to any amendment, modification or restatement thereto, and any additional stock option agreements and shareholder agreements entered into in the future in accordance with the Stock Option Plan and in the form set forth on Exhibit G hereto.

     "Subsidiary" of any corporation shall mean any other corporation or limited liability company of which the outstanding capital stock possessing a majority of voting power in the election of directors (otherwise than as the result of a default) is owned or controlled by such corporation directly or indirectly through Subsidiaries.

     "Tangible Net Worth" shall mean the Company's shareholders' equity (including retained earnings) on a consolidated basis less the book value of all intangible assets and all

"Investments", "Other Current Assets", "Deferred Tax Assets" and "Other Assets" all as classified on the Company's consolidated balance sheet, including, but not limited to, transaction costs not amortized, debt issuance costs not amortized and product drawings, as determined solely by Agent on a consistent basis less prepaid expenses and obligations due from officers, affiliates and employees plus the amount of any LIFO reserve plus the amount of any debt subordinated to the Indebtedness hereunder in a manner satisfactory to Agent (but excluding the Indebtedness evidenced by the Subordinated Redemption Note dated January 3, 2001 in the principal amount of $1,089,996 issued by the Company to Bruce W. Hoppe and, to the extent in excess of $500,000, Indebtedness consisting of deferred compensation owing to John H. Welker) plus deferred tax liabilities, all as determined for the Company and its Subsidiaries on a consolidated basis under GAAP applied on a basis consistent with the financial statement dated September 30, 2001 except as set forth herein.

     "Term A Notes" shall have the meaning assigned to such term in Section 2.1(a) hereof.

     "Term B Notes" shall have the meaning assigned to such term in subsections 2.1(b) hereof.

     "Total Equity" of any Person means the total shareholders' equity (including additional paid-in capital and retained earnings, after deducting treasury stock) which would appear as such on a balance sheet of such Person prepared in accordance with GAAP.

     "Transaction Documents" shall have the meaning assigned to such term in
Section 5.1(f) hereof.

     "Transactions" shall mean the incurrence of debt, as contemplated by this Agreement, the Notes and all other agreements contemplated hereby and thereby.

     "UST" shall mean an underground storage tank, including as that term is defined, construed and otherwise used in RCRA and in rules, regulations, standards, guidelines and publications issued pursuant to RCRA and comparable state and local laws.

     1.2 Accounting Principles. The character or amount of any asset, liability, capital account or reserve and of any item of income or expense to be determined, and any consolidation or other accounting computation to be made, and the construction of any definition containing a financial term, pursuant to this Agreement shall be determined or made in accordance with generally accepted accounting principles in the United States of America consistently applied ("GAAP"), unless such principles are inconsistent with the express requirements of this Agreement.

     1.3 Other Definitional Provisions; Construction. Whenever the context so requires, neuter gender includes the masculine and feminine, the singular number includes the plural and vice versa. The words "hereof" "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not in any particular provision of this agreement, and references to section, article, annex, schedule, exhibit and like references are references to this Agreement unless otherwise specified. A Default or Event of Default shall "continue" or be "continuing" until such Default or Event of Default has been cured or waived by Agent and Purchasers, as applicable under this Agreement. References in this Agreement to any

Persons shall include such Persons, successors and permitted assigns. Other terms contained in this Agreement (which are not otherwise specifically defined herein) shall have meanings provided in Article 9 of the New York Uniform Commercial Code on the date hereof to the extent the same are used or defined therein.

     1.4 Currency. Unless otherwise stated herein, all references to currency or dollar amounts mean U.S. dollar amounts or, if applicable, with respect to Numatics Canada the Canadian dollar equivalent, and with respect to Numatics Germany the German Deutschmark equivalent to such U.S. dollar amount.

                                   ARTICLE 2

                             ISSUE AND SALE OF NOTES

     2.1 Authorization and Issuance of the Notes. (a) (i) The Company has duly authorized the issuance and sale to Purchasers of $11,654,000 in aggregate principal amount of Senior Secured Term A Notes Due November 27, 2006, to be substantially in the form as Exhibit A-1, (ii) Numatics Canada has duly authorized the issuance and sale to Purchasers of $1,000,000 in aggregate principal amount of Senior Secured Term A Notes due November 27, 2006, to be substantially in the form as Exhibit A-2, and (iii) Numatics Germany has duly authorized the issuance and sale to Purchasers of $1,700,000 in aggregate principal amount of Senior Secured Term A Notes due November 27, 2006, to be substantially in the form as Exhibit A-3 (including any Senior Secured Term A Notes issued in substitution therefor pursuant to Sections
     6.3 and 6.4 hereof, the "Term A Notes").

          (b) The Company has duly authorized the issuance and sale to Purchasers of $17,000,000 in aggregate principal amount of Senior Secured Term B Notes Due November 27, 2006, to be substantially in the form as Exhibit B (including any Senior Secured Term B Notes issued in substitution therefor pursuant to Sections 6.3 and 6.4 hereof, the "Term B Notes").

     2.2 Sale and Purchase. Subject to the terms and conditions and in reliance upon the representations, warranties and agreements set forth herein, (a) the Company shall sell to Purchasers, and Purchasers shall purchase from the Company, in an amount for each Purchaser as set forth on Annex A, the Term A Notes in the aggregate principal amount set forth in Section 2.1(a) hereof for $11,654,000 in the aggregate, (b) Numatics Canada shall sell to Purchasers, and Purchasers shall purchase from Numatics Canada, in an amount for each Purchaser as set forth on Annex A, Term A Notes in the aggregate principal amount set forth in Section 2.1(a)(ii) hereof for $1,000,000 in the aggregate, (c) Numatics Germany shall sell to Purchasers, and Purchasers shall purchase from Numatics Germany, in an amount for each Purchaser as set forth on Annex A, Term A Notes in the aggregate principal amount set forth in Section 2.1(a)(iii) hereof for $1,700,000 in the aggregate, and (d) the Company shall sell to Purchasers, and Purchasers shall purchase from the Company, in an amount for each Purchaser set forth on Annex A, the Term B Notes in the aggregate principal amount set forth in Section 2.1(b) hereof for $17,000,000 in the aggregate.

     2.3 The Closing. Delivery of and payment for the Notes (the "Closing") shall be made at the offices of Miller, Canfield, Paddock and Stone, P.L.C., Detroit, Michigan, commencing at 10:00 a.m., local time, on November 28, 2001 or at such place or on such other date as may be mutually agreeable to the Company and Purchasers. The date and time of the Closing as finally determined pursuant to this Section 2.3 are referred to herein as the "Closing Date." Delivery of the Notes shall be made to Purchasers against payment of the purchase price therefor, less the Closing Processing Fee and any other amounts payable pursuant to Section 4.1(i) hereof, by wire transfer of immediately available funds in the manner agreed to by the Loan Parties and Purchasers. The Notes shall be issued in such name or names and in such permitted denomination or denominations as set forth in Annex A or as Purchasers may request in writing not less than two (2) Business Days before the Closing Date.

                                   ARTICLE 3

                             REPAYMENT OF THE NOTES

     3.1 Interest Rates and Interest Payments. Each Borrower covenants and agrees to make payments to Agent for the ratable benefit of Purchasers, of accrued interest on each of their respective Notes on the first Business Day of each month commencing on December 1, 2001. The Term A Notes will bear interest on the outstanding principal amount thereof at a variable rate equal to the greater of (a) the Prime Rate plus six and one-half of one percent (6.5%) per annum and (b) twelve percent (12%) per annum. The Term B Notes will bear interest on the outstanding principal amount thereof (x) payable in cash at a fixed rate equal to seventeen percent (17%) per annum and (y) payable in kind at a fixed rate equal to two percent (2%) per annum ("PIK Interest"). The Company may elect to pay the PIK Interest in cash at any time during the repayment of the Term B Notes. Unless paid in cash, PIK Interest shall be added to the principal balance of the Term B Notes and shall be due and payable in full on November 27, 2006. Interest on the Notes will be computed on the basis of a year of 360 days, composed of twelve 30-day months, and the actual number of days elapsed.

     3.2 Repayment of the Notes.

          (a) The Company covenants and agrees to repay to Agent, for the ratable benefit of Purchasers, the unpaid principal balance of (i) the Term A Notes, in fifty-nine (59) equal monthly payments of $96,819.00, payable on the last Business Day of each month, commencing on December 31, 2001 and one (1) final payment of $5,941,679 or such other principal amount as is then outstanding, together with all accrued and unpaid interest, fees and other amounts due hereunder with regard thereto on November 27, 2006 and
     (ii) its Term B Notes in full, together with all accrued and unpaid interest, PIK Interest, fees and other amounts due hereunder with regard thereto, on November 27, 2006.

          (b) Numatics Canada covenants and agrees to repay to Agent, for the ratable benefit of Purchasers, the unpaid principal balance its Term A Notes, in fifty-nine (59) equal monthly payments of $8,308.00, payable on the last Business Day of each month, commencing on December 31, 2001 and one (1) final payment of $509,828 or such other principal amount as is then outstanding, together with all accrued and unpaid interest, fees and other amounts due hereunder with regard thereto on November 27, 2006.

          (c) Numatics Germany covenants and agrees to repay to Agent, for the ratable benefit of Purchasers, the unpaid principal balance of its Term A Note, the unpaid principal balance its Term A Notes, in fifty-nine (59) equal monthly payments of $14,123, payable on the last Business Day of each month, commencing on December 31, 2001 and one (1) final payment of $866,743 or such other principal amount as is then outstanding, together with all accrued and unpaid interest, PIK Interest, fees and other amounts due hereunder with regard thereto, on November 27, 2006.

     3.3 Optional Prepayment of Notes. Subject to the terms of this Section 3.3, the Borrowers may prepay to Agent, for the ratable benefit of Purchasers, the outstanding principal amount of the Notes in whole or in part in multiples of $100,000, or such lesser amount as is then outstanding, at any time at a price equal to (i) the accrued interest, if any, to the date set for prepayment, plus
(ii) a prepayment fee representing the amortization of certain of Purchasers' costs incurred in connection with the purchase of the Term B Notes equal to the principal amount of the Term B Notes prepaid multiplied by the following percentage:

             If Prepaid During
             the 12-Month Period
             Ending on November 30
             of the Following Years:                            Percentage
             -----------------------                            ----------

                      2002                                           3%
                      2003                                           2%
                      2004                                           1%

provided, however, that no prepayment fee shall apply to any prepayment of the outstanding principal amount of the Term B Notes in connection with any prepayment attributable to Life Insurance proceeds or other insurance proceeds that are payable to Agent or condemnation awards or payments that are payable to Agent. No prepayment premium or fee shall apply to any prepayment of the Term A Notes. All such prepayments shall be applied by Agent first to the outstanding principal of the Term A Notes and second to the outstanding principal of the Term B Notes, each in the inverse order of maturity after application of such prepayment to any accrued interest and prepayment premium payable in connection therewith.

     3.4 Notice of Optional Prepayment. If any of the Borrowers shall elect to prepay any Notes pursuant to Section 3.3 hereof, such Borrower shall give notice of such prepayment to Agent and each holder of the Notes to be prepaid not less than thirty (30) days or more than ninety (90) days prior to the date fixed for prepayment, specifying (a) the date on which such prepayment is to be made, (b) the principal amount of such Notes to be prepaid on such date, and (c) the premium, if any, and accrued interest applicable to the prepayment. Such notice shall be accompanied by a certificate of the president of such Borrower that such prepayment is being made in compliance with Section 3.3. Notice of prepayment having been so given, the aggregate principal amount of the Notes specified in such notice, together with accrued interest thereon and the premium, if any, shall become due and payable on the prepayment date set forth in such notice.

     3.5 Mandatory Prepayment.

         (a) The Notes shall be prepaid in full, together with all interest, fees and expenses plus a prepayment premium on the Term B Notes computed in accordance with Section 3.3, as if such prepayment were a voluntary prepayment, in the event of (i) a Change of Control or
     (ii) a default under the Indenture that would entitle the holder of such Indebtedness to accelerate the maturity of such Indebtedness or could reasonably be expected to have a Material Adverse Effect.

         (b) Within ten (10) days of the completion of the quarterly financial statements on Form 10-Q or Form 10-K for each fiscal quarter, the Borrowers shall prepay the respective Term A Notes, on a pro rata basis, in a total amount equal to twenty-five percent (25.0%) of Excess Cash Flow measured from January 1 of the then current fiscal year through the end of the most recent fiscal quarter then ended, less the total of all prepayments made under this Section 3.5(b) for previous quarters of the same fiscal year (but not less than zero) which shall be applied to the outstanding principal installments of the Term A Notes on a pro rata basis in accordance with the respective principal amounts outstanding at the end of the most recently ended fiscal quarter in the inverse order of maturity. In the event that the financial statements are not so delivered within fifty-five (55) days of the fiscal quarter end for the first three (3) quarters of any applicable fiscal year or within one hundred (100) days of year end, then a calculation based upon estimated amounts shall be made by Agent upon which calculation the Company shall make the prepayment required by this Section 3.5(b) within ten (10) days of receipt of such calculation, subject to adjustment when such financial statements are delivered to Agent as required hereby. The calculation made by Agent shall not be deemed a waiver of any rights Agent or Purchasers may have as a result of the failure by the Loan Parties to deliver such financial statements.

     3.6 Home Office Payment. The Borrowers will pay all sums becoming due on such Notes for principal, premium, if any, and interest to Agent by the method and at the address specified for such purpose in Annex A, or by such other method or at such other address as Purchasers shall have from time to time specified to the Borrowers in writing for such purpose, without the presentation or surrender of such Notes or the making of any notation thereon, except that upon written request of the Borrowers made concurrently with or reasonably promptly after payment or prepayment in full of any Note, each holder of a Note shall surrender such Note for cancellation, reasonably promptly after such request, to the Company at its principal executive office.

     3.7 Taxes. Any and all payments by the Loan Parties hereunder or under the Notes or other Purchase Documents that are made to or for the benefit of Purchasers shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings and penalties, interests and all other liabilities with respect thereto (collectively, "Taxes"), excluding taxes imposed on Agent's or Purchasers' net income, value added taxes, business occupation taxes, or other taxes on the privilege of doing business in a given jurisdiction, or capital and franchise taxes imposed on any of them by the jurisdiction under the laws of which any of them is organized or any political subdivision thereof (all such nonexcluded Taxes being hereinafter referred to as "Covered Taxes"). If any of the Loan Parties shall be required by law to deduct any Covered Taxes from or in respect of any sum payable hereunder or under any Notes or other Purchase Documents to Agent for the benefit of Purchasers, or to Purchasers, the sum payable shall be increased as may be necessary so that after making all required deductions of Covered Taxes (including deductions of Covered Taxes applicable to additional sums payable under this paragraph), each Purchaser receives an amount equal to the sum it would have received had no such deductions been made. The Loan Parties shall make such deductions and the Loan Parties shall pay the full amount so deducted to the relevant taxation authority or other authority in accordance with applicable law. In addition, the Loan Parties agree to pay any present or future stamp, documentary, excise, privilege, intangible or similar levies that arise at any time or from time to time from any payment made under any and all Purchase Documents or from the execution or delivery by the Loan Parties or from the filing or recording or maintenance of, or otherwise with respect to the exercise by Agent or Purchasers of their respective rights under any and all Purchase Documents (collectively, "Other Taxes"). The Loan Parties will indemnify Agent and Purchasers for the full amount of Covered Taxes imposed on or with respect to amounts payable hereunder and Other Taxes, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Payment of this indemnification shall be made within thirty
(30) days from the date Agent or Purchasers provide the Loan Parties with a certificate certifying and setting forth in reasonable detail the calculation thereof as to the amount and type of such Taxes. Any such certificates submitted by Agent or Purchasers in good faith to the Loan Parties shall, absent manifest error, be final, conclusive and binding on all parties. The obligation of the Loan Parties under this Section 3.7 shall survive the payment of the Notes and the termination of this Agreement. Within thirty (30) days after the Loan Parties having received a receipt for payment of Covered Taxes and/or Other Taxes, the Loan Parties shall furnish to Agent, the original or certified copy of a receipt evidencing payment thereof.

     3.8 Maximum Lawful Rate. This Agreement, the Notes and the other Purchase Documents are hereby limited by this Section 3.8. In no event, whether by reason of acceleration of the maturity of the amounts due hereunder or otherwise, shall interest and fees contracted for, charged, received, paid or agreed to be paid to Purchasers exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest and fees would otherwise be payable to Agent or Purchasers in excess of the maximum amount permissible under applicable law, the interest and fees shall be reduced to the maximum amount permitted under applicable law. If from any circumstance, Agent or Purchasers shall have received anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excess of interest shall be applied to the reduction of the principal amount of the Notes, in such manner as may be determined by Purchasers, and not to the payment of fees or interest, or if such excessive interest exceeds the unpaid balance of the principal amount of the Notes, such excess shall be refunded to the Loan Parties. To the extent that any payment or demand under any Purchase Document is determined to be contrary to the Criminal Code (Canada) or other applicable law, such payment or demand shall be deemed to have been made by mutual mistake of the Loan Parties, Agent and Purchasers. The Loan Parties shall not have any action against the Agent or the Purchaser for any damages whatsoever arising out of the payment or collection of any amounts in excess of the amounts permitted by the Criminal Code (Canada) or other applicable law.

     3.9 Capital Adequacy. If, after the date hereof, either the introduction of or any change of the interpretation of any law or the compliance by Purchasers with any guideline or request from any governmental authority (whether or not having the force of law) has or would have the effect of reducing the rate of return on the capital or assets of Purchasers as a consequence of, as determined by Agent or Purchasers in their sole discretion, the existence of any Purchaser's obligations under this Agreement or any other Purchase Documents, then, upon demand by Purchasers, the Loan Parties immediately shall pay to Purchasers, from the time as specified by Purchasers, additional amounts sufficient to compensate Purchaser in light of such circumstances. The obligations of the Loan Parties under this Section 3.9 shall survive the payments of the Notes and the termination of this Agreement.

     3.10 Certain Waivers. The Loan Parties unconditionally waive (a) any rights to presentment, demand, protest or (except as expressly required hereby) notice of any kind, and (b) any rights of rescission, setoff, counterclaim or defense to payment under the Notes or otherwise that the Loan Parties may have or claim against any Purchaser, the Agent or any prior Purchaser or Agent.

                                   ARTICLE 4

                                   CONDITIONS

     4.1 Conditions to Purchase of Notes. The obligation of Purchasers to purchase and pay for the Notes is subject to the satisfaction, prior to or at the Closing, of the following conditions:

          (a) Representations and Warranties True. The representations and warranties contained in Article 5 hereof shall be true and correct in all material respects at and as of the Closing Date as though then made, except to the extent of changes caused by the transactions expressly contemplated herein. The representations and warranties of the Loan Parties contained in the Revolving Credit Agreement shall be true and correct in all material respects at and as of the Closing Date.

          (b) Material Adverse Change. There will have been no material adverse change in the business or financial condition of the Loan Parties since September 30, 2001 or the capital markets since October 16, 2001.

          (c) Security Agreements. The Loan Parties and Agent, for the benefit of Purchasers, shall have entered into (i) a security agreement or security agreements (and with respect to Numatics Canada, the Hypothec), in form and substance as set forth in Exhibit C attached hereto (as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof, the "Security Agreement"), (ii) an intellectual property security agreement in form and substance as set forth in Exhibit D attached hereto (as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof, the "IP Security Agreement"), and (iii) a stock pledge agreement dated as of the Closing Date by Company naming Agent pledgee for the benefit of Purchasers, with respect to the capital stock of each direct and indirect Subsidiary of the Company (as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof, the "Pledge Agreement"). The Loan Parties shall have executed and delivered to Agent, for the benefit of Purchasers, such financing statements and other instruments (collectively, "Financing Statements") as Agent shall require in order to perfect and maintain the continued perfection of the security interest created by the Security Agreement. Agent shall have received reports of filings with appropriate government agencies showing that there are no Liens on the assets of the Loan Parties other than Permitted Liens.

          (d) Mortgage and Title Insurance. The Loan Parties shall have executed and delivered to Agent mortgages (including assignment of rents and benefits) in form and substance as set forth in Exhibit E attached hereto encumbering each of the parcels of real property owned by the Loan Parties (as the same may be amended, modified or supplemented and in effect from time to time in accordance with the terms thereof, the "Mortgages"). The Loan Parties shall also have delivered to Agent (i) a survey of each parcel of real estate owned or leased by the Loan Parties, together with appropriate certifications as may be requested by Agent and (ii) a marked up title insurance commitment issued by a title insurance company acceptable to Agent with such endorsements as Agent may request, insuring the Lien of the Mortgage and showing only those items shown on the "Permitted Liens Schedule" contemplated by Section 7.2(b)(iv) as exceptions to title.

          (e) Environmental Reports. Agent shall have received reports covering the Loan Parties' properties in form and substance satisfactory to Agent regarding the Loan Parties' compliance with Environmental Laws.

          (f) Landlord Waivers. The Loan Parties shall have delivered to Agent a landlord waiver for each leased property, in form and substance satisfactory to Purchaser.

          (g) Intercreditor Agreement. Agent, the Loan Parties and the Revolving Financing Lender shall have executed the Intercreditor Agreement on terms reasonably satisfactory to Agent and Purchasers.

          (h) Welker Subordination Agreement. John H. Welker and Agent shall have executed a subordination agreement in form and substance satisfactory to Agent subordinating payment of the deferred compensation owed to John H. Welker by the

     Company, pursuant to that certain Deferred Compensation Plan, adopted December 28, 1995 between John H. Welker and the Company, to payment of the Notes.

          (i) Reserved.

          (j) Life Insurance. The Loan Parties shall have delivered to Agent a paid life insurance policy issued by a carrier reasonably acceptable to Agent insuring the life of John Welker in the minimum amount of $10,000,000, and naming Agent as the beneficiary (the "Life Insurance") the proceeds of which shall be applied to the repayment of the Notes.

          (k) Closing Documents. The Loan Parties will have delivered or caused to be delivered to Agent all of the following documents in form and substance satisfactory to Agent:

               (i) the Notes (as designated by Agent and Purchasers pursuant to Section 2.1 and Annex A hereof) in aggregate original principal amounts as set forth herein, duly completed and executed by the parties thereto;

               (ii) certificates of good standing dated not more than 30 days prior to the Closing Date for each of the Loan Parties issued by their respective jurisdictions of organization and each jurisdiction where they are qualified to operate as a foreign corporation, or its equivalent;

               (iii) a copy of the Charter Documents of each of the Loan Parties, certified by the appropriate governmental official of the jurisdiction of its organization as of a date not more than 30 days prior to the Closing Date;

               (iv) a copy of the By-laws of each of the Loan Parties, certified as of the Closing Date by the secretary, assistant secretary, manager or general partner, as applicable, of each respective Loan Party;

               (v) a certificate of the secretary, assistant secretary, manager or general partner of each of the Loan Parties, certifying as to the names and true signatures of the officers or other authorized person of the respective Loan Party authorized to sign this Agreement and the other documents to be delivered by the respective Loan Party hereunder;

               (vi) copies of the resolutions duly adopted by each of the Loan Party's board of directors, general partners, board of managers or other governing body, authorizing the execution, delivery and performance by the respective Loan Party of this Agreement and each of the other agreements, instruments and documents contemplated hereby to which the respective Loan Party is a party, and the consummation of all of the other Transactions, certified as of the Closing Date by the secretary, assistant secretary, manager or general partner of the respective Loan Party;

               (vii) a certificate dated as of the Closing Date from an officer, general partner or manager of each of the Loan Parties stating that the conditions specified in this Section 4.1 have been fully satisfied;

               (viii) certificates of insurance evidencing the existence of all insurance required to be maintained by the Loan Parties pursuant to
          Section 7.1(c), and Agent shall be satisfied with the type and extent of such coverage;

               (ix) an opinion of Miller, Canfield, Paddock and Stone, P.L.C., and each other counsel to the Loan Parties, in form and substance satisfactory to Agent;

               (x) copies of all material leases to which any of the Loan Parties is a party;

               (xi) copies of the Revolving Credit Agreement and the Security Documents, with all exhibits and schedules thereto and all collateral or related agreements, instruments or documents entered into or delivered in connection therewith, each as in effect at the Closing;

               (xii) a Guaranty or Guaranties, in form and substance acceptable to the Purchasers, executed by (A) each Subsidiary Guarantor with respect to the obligations of the Company hereunder and (B) each Subsidiary Guarantor and the Company with respect to the obligations of Numatics Germany and Numatics Canada hereunder (collectively, the "Subsidiary Guaranty Agreements");

               (xiii) such other documents relating to the Transactions contemplated by this Agreement as Agent or its special counsel may reasonably request.

          (l) Purchaser's Fees and Expenses.

               (i) Closing Processing Fee: On the Closing Date, the Company shall pay the Closing Processing Fee to ACFS (and the Company hereby authorizes Agent to deduct from the aggregate proceeds from the sales of the Notes by the Company, the unpaid amount of such Closing Processing Fee); and

               (ii) Other Fees and Expenses. On the Closing Date, the Company shall have paid the fees and expenses of Agent and Purchasers, payable by the Company pursuant to Section 11.4 hereof (and the Company hereby authorizes Agent to deduct from the aggregate proceeds of the sale of the Notes by the Company, all such amounts);

               (iii) Disbursement Request. Agent shall have received a disbursement request executed by the Company which sets forth the amounts to be paid as of the Closing Date pursuant to clause (k)(ii) above and the net purchase price of the Notes after deducting the amounts specified in clauses (k)(i) and (k)(ii) above.

          (m) Legal Investment. On the Closing Date, Purchasers' purchases of the Notes shall not be prohibited by any applicable law, rule or regulation of any Governmental Authority (including, without limitation, Regulations T, U or X of the Board of Governors of the Federal Reserve System) as a result of the promulgation or enactment thereof or any changes therein, or change in the interpretation thereof by any Governmental Authority, subsequent to the date of this Agreement.

          (n) Proceedings. All proceedings taken or required to be taken in connection with the transactions contemplated hereby to be consummated at or prior to the Closing and all documents incident thereto will be satisfactory in form and substance to Agent and its special counsel and to Purchaser and its special counsel.

          (o) Background Investigations. Agent shall be satisfied with the results of background investigations of Key Management.

          (p) Total Equity. Total Equity of the Company and its Subsidiaries as of the Closing Date shall be no less than ($77,000,000).

          (q) Consummation of Revolving Financing. The Revolving Financing shall have been consummated by the execution and delivery of definitive agreements, instruments and documents related thereto, in form and substance satisfactory to Agent in its sole but reasonable discretion.

          (r) Revolving Financing Advances. The Revolving Financing Lenders shall have advanced at least $10,000,000 under the Revolving Financing.

          (s) Working Capital. The Company and its Subsidiaries shall have available working capital in an amount no less than $42,000,000 on the Closing Date after giving effect to the payment of (i) prior Indebtedness,
     (ii) all fees payable to Purchasers under the terms of this Agreement and
     (iii) all costs and expenses arising as a result of the Transactions contemplated by this Agreement, the Revolving Credit Agreement and any other Transaction Document to which the Loan Parties are party, and each Purchaser shall have received satisfactory evidence thereof.

          (t) Lien Searches. Agent shall have received reports of filings with appropriate government agencies showing that there are no Liens on the assets of the Loan Parties other than Permitted Liens.

          (u) Amendment to Bylaws. On or before the Closing Date, the Loan Parties shall have amended each of their respective Bylaws to provide that
     (i) a Loan Party would not be put into bankruptcy without the consent of the Agent and (ii) a Loan Party would not take any action or fail to take any action, the result of which would cause a default under the Indenture, without consent of the Agent.

          (v) Welker Side Letter. John H. Welker shall have entered into a side letter for the benefit of the Purchasers and binding on all future owners of the capital stock of the Company held by John H. Welker as of the Closing Date with respect to Sections 4.1(h), 7.1(i) and 7.2(t) herein.

          (w) Waiver. Any condition specified in this Section 4.1 may be waived by Agent; provided that no such waiver will be effective against Agent unless it is set forth in a writing executed by Agent.

                                   ARTICLE 5

               REPRESENTATIONS AND WARRANTIES OF THE LOAN PARTIES

     5.1 Representations and Warranties of Loan Parties. As a material inducement to Agent and Purchasers to enter into this Agreement and purchase the Notes, the Loan Parties, jointly and severally, hereby represent and warrant to Agent and Purchasers as follows:

          (a) Organization and Power. Each of the Loan Parties is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of the Loan Parties has all requisite corporate or other organizational power and authority and all material licenses, permits, approvals and authorizations necessary to own and operate its properties, to carry on its businesses as now conducted and presently proposed to be conducted and to carry out the Transactions, and is qualified to do business in the jurisdictions listed on the "Organizational Schedule" attached hereto as Schedule 5.1(a), which includes every jurisdiction where the failure to so qualify might reasonably be expected to have a Material Adverse Effect. Each of the Loan Parties has its principal place of business as set forth on the "Organizational Schedule". The copies of the Charter Documents and By-Laws of the Loan Parties that have been furnished to Agent reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete.

          (b) Principal Business. The Loan Parties are primarily engaged in the business of manufacturing and marketing pneumatic vales, actuators and related specialty products (the "Business").

          (c) Financial Statements and Financial Projections.

               (i) Financial Statements. Historical Statements. The Company and its Subsidiaries have delivered to Agent (A) copies of their audited consolidated year-end financial statements for and as of the end of the fiscal years ended December 31, 2000 (the "Annual Statements"),
          (B) copies of their unaudited financial statements for the period beginning January 1, 2001 and ending September 30, 2001 (the "Unaudited Statements"), and (C) copies of their financial statements for the period beginning January 1, 2000 and ending September 30, 2000 (the "Comparable Statements"). The Annual Statements, the Unaudited Statements and the Comparable Statements were compiled from the books and records maintained by the Loan Parties' management, are correct and fairly represent the consolidated financial condition of the Company and its Subsidiaries as of their dates and the results of operations for the fiscal periods then ended and have been prepared in accordance with GAAP consistently applied.

               (ii) Financial Projections. The Company and its Subsidiaries have delivered to Agent financial projections of the Company and its Subsidiaries for the period October 1, 2001 through December 31, 2004 derived from various assumptions of the Company's and its Subsidiaries' management (the "Financial Projections"). The Financial Projections represent a reasonable range of possible results in light of the history of the Business and the Company and its Subsidiaries, present and foreseeable conditions and the intentions of the Company's and its Subsidiaries' management. The Financial Projections accurately reflect the liabilities of the Company and its Subsidiaries upon consummation of the transactions contemplated hereby as of the Closing Date.

               (iii) Accuracy of Financial Statements. The Company and its Subsidiaries do not have any liabilities, contingent or otherwise, or forward or long-term commitments that are not disclosed in the Unaudited Statements, Annual Statements or in the notes thereto, and except as disclosed therein there are no unrealized or anticipated losses from any commitments of the Company and its Subsidiaries which may cause a Material Adverse Effect.

          (d) Capitalization and Related Matters. As of the Closing Date and immediately thereafter, the authorized capital stock and the number and ownership of all outstanding capital stock of the Company and each of its Subsidiaries is as set forth on the Organizational Schedule. As of the Closing Date, none of the Loan Parties will have outstanding any capital stock or securities convertible or exchangeable for any shares of its capital stock and none will have outstanding any rights or options to subscribe for or to purchase its capital stock or any stock or securities convertible into or exchangeable for its capital stock except pursuant to the Stock Option Plan. As of the Closing Date, none of the Loan Parties will be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock, except as set forth herein and in the Charter Documents, the Shareholder Agreements, and the Stock Option Plan, respectively, as in effect on the date hereof. As of the Closing, all of the outstanding shares of each Loan Party's capital stock will be validly issued, fully paid and nonassessable. None of the Loan Parties has violated any applicable federal, provincial or state securities laws (including the Securities Act (Ontario)) in connection with the offer, sale or issuance of any of its capital stock, and the offer, sale and issuance of the Notes hereunder do not require registration under the Securities Act or any applicable state or foreign securities laws. There are no agreements other than the Shareholder Agreements among Company's stockholders with respect to the voting or transfer of Company's capital stock other than as contemplated herein.

          (e) Subsidiaries. The Loan Parties do not own, or hold any rights to acquire, any shares of stock or any other security or interest in any other Person, and the Loan Parties have no Subsidiaries, except in each case as set forth on the Organizational Schedule.

          (f) Authorization; No Breach. The execution, delivery and performance of this Agreement, the other Purchase Documents and all other agreements contemplated hereby and thereby to which each of the Loan Parties is a party (collectively, the

     "Transaction Documents"), and the consummation of the Transactions have been duly authorized by each of the Loan Parties. The execution and delivery by each of the Loan Parties of the Transaction Documents and the consummation of the Transactions do not and will not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) except as created pursuant to the Security Documents, result in the creation of any Lien upon any of the Loan Parties' capital stock or assets pursuant to, (iv) give any third party the right to accelerate any obligation under, (v) result in a violation of, or
     (vi) require any authorization, consent, approval, exemption or other action by or notice to any Governmental Authority pursuant to, the Charter Documents of any of the Loan Parties, or any law, statute, rule or regulation to which any of the Loan Parties is subject, or, any agreement, instrument, order, judgment or decree to which any of the Loan Parties is a party or to which they or their assets are subject.

          (g) Governmental Approvals. Except as specifically provided by the Transaction Documents, no registration with or consent or approval of, or other action by, any Governmental Authority is or will be required in connection with the consummation of the Transactions by the Loan Parties.

          (h) Enforceability. This Agreement constitutes, and each of the other Transaction Documents when duly executed and delivered by each of the Loan Parties who are parties thereto will constitute, legal, valid and binding obligations of each of the Loan Parties enforceable in accordance with their respective terms.

          (i) No Material Adverse Change. Since October 16, 2001, there has been no event or occurrence that is likely to have a Material Adverse Effect.

          (j) Litigation. Except as described in the "Litigation Schedule" attached hereto as Schedule 5.1(j) there are no actions, suits or proceedings at law or in equity or by or before any arbitrator or any Governmental Authority now pending or, to the best knowledge of the Loan Parties' management after due inquiry, threatened against or filed by or affecting any of the Loan Parties or any of their directors or officers or the businesses, assets or rights of any of the Loan Parties. The Loan Parties and their directors or officers shall promptly provide Agent with a copy of all pleadings of all lawsuits filed against others and, in the case of other actions, a letter stating the nature of such suits and a copy of all pleadings.

          (k) Compliance with Laws. The Loan Parties are not in violation in any material respect of any applicable Law. The Loan Parties are not in default with respect to any judgment, order, writ, injunction, decree, rule or regulation of any Governmental Authority. The Loan Parties are not in, and the consummation of the Transactions will not cause any, default concerning any judgment, order, writ, injunction or decree of any Governmental Authority, and there is no investigation, enforcement action or regulatory action pending or threatened against or affecting any of the Loan Parties by any Governmental Authority, except as set forth on the Litigation Schedule. Except as set forth in the Litigation Schedule, there is no remedial or other corrective action that any of the Loan Parties is required to take to remain in compliance with any judgment, order, writ, injunction or decree of any Governmental Authority or to maintain any material permits, approvals or licenses granted by any Governmental Authority in full force and effect. During the past ten (10) years, none of the officers, directors or management of any of the Loan Parties have been arrested or convicted of any material crime nor have any of them been bankrupt or an officer or director of a bankrupt company.

          (l) Environmental Protection. Except as specified in "Environmental Schedule" attached hereto as Schedule 5.1(l), and except where failure to comply would not result in losses in the excess of $100,000 in the aggregate, and after giving effect to the Transactions: (a) the business of the Loan Parties, the methods and means employed by the Loan Parties in the operation thereof (including all operations and conditions at or in the properties of the Loan Parties), and the assets owned, leased, managed, used, controlled, held or operated by the Loan Parties, comply in all material respects with all applicable Environmental Laws; (b) with respect to the Properties and Facilities, the Loan Parties have obtained, possess, and are in full compliance with all permits, licenses, reviews, certifications, approvals, registrations, consents, and any other authorizations required under any Environmental Laws; (c) the Loan Parties have not received (i) any claim or notice of violation, lien, complaint, suit, order, investigation notice or other claim or notice to the effect that the Loan Parties are or may be liable to any Person as a result of (A) the environmental condition of any of their Properties or any other property, or (B) the release or threatened release of any Pollutant, or
     (ii) any letter or request for information under Section 104 of the CERCLA, or comparable applicable state or foreign laws, and to the best of the any of Loan Parties' knowledge, none of the operations of the Loan Parties is the subject of any investigation by a Governmental Authority evaluating whether any remedial action is needed to respond to a release or threatened release of any Pollutant at the Properties and Facilities or at any other location, including any location to which the Loan Parties have transported, or arranged for the transportation of, any Pollutants with respect to the Properties and Facilities; (d) neither the Loan Parties nor any prior owner or operator has incurred in the past, or is now subject to, any Environmental Liabilities; and (e) there are no Liens, covenants, deed restrictions, notice or registration requirements, or other limitations applicable to the Properties and Facilities, based upon any Environmental Laws or other legal obligations; (f) there are no USTs located in, at, on, or under the Properties and Facilities other than the USTs identified in the Environmental Schedule as USTs; and each of those USTs is in full compliance with all Environmental Laws and other legal obligations; and (g) there are no PCBs, lead paint, asbestos (of any type or form), or materials, articles or products containing PCBs, lead paint or asbestos, located in, at, on, under, a part of, or otherwise related to the Properties and Facilities (including, without limitation, any building, structure, or other improvement that is a part of the Properties and Facilities), and all of the PCBs, lead paint, asbestos, and materials, articles and products containing PCBs, lead paint or asbestos identified in the Environmental Schedule are in full compliance with all Environmental Laws and other legal obligations.

          (m) Legal Investments; Use of Proceeds. The Loan Parties will use the proceeds from the sale of the Notes to repay the Existing Senior Debt. The Loan Parties are not engaged in the business of extending credit for the purpose of purchasing or carrying any "margin stock" or "margin security" (within the meaning of Regulations T, U or X issued by the Board of Governors of the Federal Reserve System), and no proceeds of the sale of the Notes will be used to purchase or carry any margin stock or margin security or to extend credit to others for the purpose of purchasing or carrying any margin stock or margin security.

          (n) Taxes. Each of the Loan Parties has filed or caused to be filed all federal, provincial, state, municipal and local tax returns that are required to be filed by it, and has paid or caused to be paid all taxes shown to be due and payable on such returns or on any assessments received by it, including payroll taxes.

          (o) Labor and Employment. The Loan Parties are and each of their Plans are in compliance in all material respects with those provisions of ERISA, the Code, the Age Discrimination in Employment Act, and the regulations and published interpretations thereunder which are applicable to the Loan Parties or any such Plan. As of the date hereof, no Reportable Event has occurred with respect to any Plan as to which any of the Loan Parties are or were required to file a report with the PBGC. No Plan has any material amount of unfunded benefit liabilities (within the meaning of Section 4001(a)(18) of ERISA) or any accumulated funding deficiency (within the meaning of Section 302(a)(2) of ERISA), whether or not waived, and neither the Loan Parties nor any member of the Controlled Group has incurred or expects to incur any material withdrawal liability under Subtitle E of Title IV of ERISA to a Multiemployer Plan. The Loan Parties are in compliance in all material respects with all labor and employment laws, rules, regulations and requirements of all applicable domestic and foreign jurisdictions. There are no pending or threatened labor disputes, work stoppages or strikes. As to any Canadian Pension Plans of any Loan Party:
     (i) the Canadian Pension Plans are duly registered under all applicable provincial pension benefits legislation; (ii) all obligations of any Loan Party (including fiduciary, funding, investment and administration obligations) required to be performed in connection with the Canadian Pension Plans or the funding agreements therefor have been performed in a timely fashion. There are no outstanding disputes concerning the assets held pursuant to any such funding agreement; (iii) all contributions or premiums required to be made by any Loan Party to the Canadian Pension Plans have been made in a timely fashion in accordance with the terms of the Canadian Pension Plans and applicable laws and regulations; (iv) all employee contributions to the Canadian Pension Plans required to be made by way of authorized payroll deduction have been properly withheld by any Loan Party and fully paid into the Canadian Pension Plans in a timely fashion;
     (v) all reports and disclosures relating to the Canadian Pension Plans required by any applicable laws or regulations have been filed or distributed in a timely fashion; (vi) there have been no improper withdrawals, or applications of, the assets of any of the Canadian Pension Plans; (vii) no amount is owing by any of the Canadian Pension Plans under the Income Tax Act (Canada) or any provincial taxation statute; (viii) the Canadian Pension Plans are fully funded both on an ongoing basis and on a solvency basis (using actuarial assumptions and methods which are consistent with the valuations last filed with the applicable governmental authorities and which are consistent with generally accepted actuarial principles); and (ix) the applicable Loan Party, after diligent inquiry, has neither any knowledge, nor any grounds for believing, that any of the Canadian Pension Plans is the subject of an investigation, any other proceeding, an action or a claim. There exists no state of facts which after notice or lapse of time or both could reasonably be expected to give rise to any such proceeding, action or claim.

          (p) Investment Company Act; Public Utility Holding Company Act. None of the Loan Parties is (a) an "investment company" or "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as amended, or (b) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          (q) Properties; Security Interests. The Loan Parties have good and marketable title to, or valid leasehold interests in, all of the material assets and properties used or useful by the Loan Parties in the Business (collectively, the "Properties and Facilities"), subject to no Liens except for Permitted Liens. All of the Properties and Facilities are in good repair, working order and condition and all such assets and properties are owned or leased by the Loan Parties free and clear of all Liens except for Permitted Liens. The Properties and Facilities constitute all of the material assets, properties and rights of any type used in or necessary for the conduct of the Business. The Security Agreements create and grant to Agent a valid and perfected first priority security interest in all the collateral thereunder, subject only to Senior Permitted Liens. All real estate owned or leased by any of the Loan Parties is listed on the "Properties Schedule," attached hereto as Schedule 5.1(q).

          (r) Intellectual Property; Licenses. Each of the Loan Parties possesses all Proprietary Rights necessary to conduct the Business as heretofore conducted or as proposed to be conducted by it. All Proprietary Rights registered in the name of any of the Loan Parties and applications therefor filed by any of the Loan Parties are listed on the "Intellectual Property Schedule," attached hereto as Schedule 5.1(r). No event has occurred that permits, or after notice or lapse of time or both would permit, the revocation or termination of any of the foregoing, which taken in isolation or when considered with all other such revocations or terminations could have a Material Adverse Effect. None of the Loan Parties has notice or knowledge of any facts or any past, present or threatened occurrence that could preclude or impair the Loan Parties' ability to retain or obtain any authorization necessary for the operation of the Business.

          (s) Solvency. After giving effect to the Transactions, (i) the fair value of the assets of the Loan Parties, at a fair valuation, will exceed their debts and liabilities, subordinated, contingent or otherwise, (ii) the present fair saleable value of the property of the Loan Parties will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured,
     (iii) the Loan Parties will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, and (iv) the Loan Parties will not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed to be conducted following the Closing Date.

          (t) Complete Disclosure. All factual information furnished by or on behalf of the Loan Parties to Agent for purposes of or in connection with this Agreement or the Transactions is, and all other such factual information hereafter furnished by or on behalf of the Loan Parties will be, true and accurate in all material respects on the date as of which such information is furnished and not incomplete by omitting to state any fact necessary to make such information not misleading at such time in light of the circumstances under which such information was provided.

          (u) Side Agreements. Neither the Loan Parties nor any Affiliate of the Loan Parties nor any director, officer or employee of the Loan Parties or any of their Affiliates, respectively, has entered into, as of the date hereof, any side agreement, either oral or written, with any individual or business, pursuant to which the director, officer, employee, Loan Parties or Affiliate agreed to do anything beyond the requirements of the formal, written contracts executed by the Loan Parties and disclosed to Purchasers and Agent herein other than in the ordinary course of business.

          (v) Broker's or Finder's Commissions. No broker's or finder's or placement fee or commission will be payable to any broker or agent engaged by the Loan Parties or any of its officers, directors or agents with respect to the issue of the Notes or the transactions contemplated by this Agreement, including without limitation the Transactions, except for fees payable to Woodward Capital Advisors and to ACFS, Purchasers and Agent. The Loan Parties agree to indemnify Agent and Purchasers and hold them harmless from against any claim, demand or liability for broker's or finder's or placement fees or similar commissions, whether or not payable by the Loan Parties, alleged to have been incurred in connection with such transactions, other than any broker's or finder's fees payable to Persons engaged by Agent or Purchasers without the prior written consent of the Loan Parties. Notwithstanding anything to the contrary in this Section 5.1(v), the Purchasers acknowledge fees payable at the Closing to the Revolving Financing Lender pursuant to the terms of the Revolving Credit Agreement.

     5.2 Absolute Reliance on the Representations and Warranties. All representations and warranties contained in this Agreement and any financial statements, instruments, certificates, schedules or other documents delivered in connection herewith, shall survive the execution and delivery of this Agreement, regardless of any investigation made by Agent or Purchasers or on Agent's or Purchasers' behalf.

                                   ARTICLE 6

                                TRANSFER OF NOTES

     6.1 Restricted Notes. Purchasers acknowledge that the Notes have not been registered under the Securities Act or the securities laws of any other applicable jurisdiction and may be resold only if registered pursuant to the provisions of the Securities Act or the securities laws of any other applicable jurisdiction or if an exemption from registration is available, and that the Company is not required to register the Notes.

     6.2 Legends; Purchaser's Representations. Each of Purchasers hereby represents and warrants to the Company that it is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act and is acquiring the Notes for investment for its own account, with no present intention of dividing its participation with others (except for a potential transfer or transfers of the Notes to an affiliate or affiliates of Purchasers) or reselling or otherwise distributing the same in violation of the Securities Act or any applicable domestic or foreign securities laws. The Borrowers may place an appropriate legend on the Notes owned by Purchasers concerning the restrictions set forth in this Article 6. Upon the assignment or transfer by Purchasers or any of its successors or assignees of all or any part of the Notes, the term "Purchaser" as used herein shall thereafter mean, to the extent thereof, the then holder or holders of such Notes, or portion thereof.

     6.3 Transfer of Notes. Subject to Section 6.2 hereof, a holder of a Note may transfer such Note to a new holder or may exchange such Note for Notes of different denominations (but in no event of denominations of less than $100,000 in original principal amount), by surrendering such Note to the applicable Borrower duly endorsed for transfer or accompanied by a duly executed instrument of transfer naming the new holder (or the current holder if submitted for exchange only), together with written instructions for the issuance of one or more new Notes specifying the respective principal amounts of each new Note and the name of each new holder and each address therefor. Such Borrower shall simultaneously deliver to such holder or its designee such new Notes, shall mark the surrendered Notes as canceled and shall provide notice of such transfer to Agent. In lieu of the foregoing procedures, a holder may assign a Note (in whole but not in part) to a new holder by sending written notice to the applicable Borrower and Agent of such assignment specifying the new holder's name and address; in such case, the Company shall promptly acknowledge such assignment in writing to both the old and new holder. No Borrower shall be required to recognize any subsequent holder of a Note unless and until such Borrower has received reasonable assurance that all applicable transfer taxes have been paid.

     6.4 Replacement of Lost Notes. Upon receipt of evidence reasonably satisfactory to the applicable Borrower of the mutilation, destruction, loss or theft of any Notes and the ownership thereof, such Borrower shall, upon the written request of the holder of such Notes, execute and deliver in replacement thereof new Notes in the same form, in the same original principal amount and dated the same date as the Notes so mutilated, destroyed, lost or stolen; and such Notes so mutilated, destroyed, lost or stolen shall then be deemed no longer outstanding hereunder. If the Notes being replaced have been mutilated, they shall be surrendered to the applicable Borrower; and if such replaced Notes have been destroyed, lost or stolen, such holder shall furnish such Borrower with an indemnity in writing to save it harmless in respect of such replaced Note.

     6.5 No Other Representations Affected. Nothing contained in this Article 6 shall limit the full force or effect of any representation, agreement or warranty made herein or in connection herewith to Purchaser.


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

                                   ARTICLE 7

                                    COVENANTS

     7.1 Affirmative Covenants. The Loan Parties, jointly and severally, covenant that, so long as all or any of the principal amount of the Notes or any interest thereon shall remain outstanding, the Loan Parties shall:

          (a) Existence. Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence.

          (b) Businesses and Properties; Compliance with Laws. At all times (i) do or cause to be done all things necessary to preserve, renew and keep in full force and effect the rights, licenses, registrations, permits, certifications, approvals, consents, franchises, patents, copyrights, trademarks, industrial designs and trade names, and any other trade names which may be material to the conduct of their businesses; (ii) comply in all material respects with all laws and regulations applicable to the operation of such business, including but not limited to, all Environmental Laws, whether now in effect or hereafter enacted and with all other applicable laws and regulations, (iii) take all action which may be required to obtain, preserve, renew and extend all rights, patents, copyrights, trademarks, industrial designs, tradenames, franchises, registrations, certifications, approvals, consents, licenses, permits and any other authorizations which may be material to the operation of such business, (iv) maintain, preserve and protect all property material to the conduct of such business, and (v) except for obsolete or worn out equipment, keep their property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times.

          (c) Insurance. Maintain insurance required by the Purchase Documents, including but not limited to: (i) the Life Insurance until the Notes have been repaid in full; (ii) coverage on their insurable properties (including all inventory, equipment and real property) against the perils of fire, theft and burglary; (iii) general liability; (iv) workers' compensation;
     (v) business interruption; (vi) product liability; and (vii) such other risks as are customary with companies similarly situated and in the same or similar business as that of the Loan Parties under policies issued by financially sound and reputable insurers in such amounts as are customary with companies similarly situated and in the same or similar business. Each of the Loan Parties shall pay all insurance premiums payable by it and shall deliver the policy or policies of such insurance (or certificates of insurance with copies of such policies) to Purchaser. All insurance policies of the Loan Parties shall contain endorsements, in form and substance reasonably satisfactory to Agent, providing that the insurance shall not be cancelable except upon thirty (30) days' prior written notice to Agent. Agent, on behalf of Purchasers, shall be shown as a loss payee under all hazard insurance policies and an additional named insured party under all general liability insurance policies.

          (d) Obligations and Taxes. Pay and discharge promptly when due (or, in the case of real or personal property taxes, before any penalty or interest attaches) all taxes, assessments and governmental charges or levies imposed upon them or upon their income or profits or in respect of their properties before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise, which, if unpaid, might give rise to Liens or charges upon such properties or any part thereof; provided, however, that the Loan Parties shall not be required to pay and discharge or to cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Loan Parties shall have set aside on their books adequate reserves with respect thereto.

          (e) Financial Statements; Reports. Furnish to Agent:

               (i) Annual Statements. Within ninety (90) days after the end of each fiscal year, a consolidated balance sheet and statements of operations, stockholders' equity and cash flows of the Company and its Subsidiaries showing the financial condition of the Company and its Subsidiaries on a consolidated basis as of the close of such year and the results of operations during such year, all the foregoing financial statements to be audited by a firm of independent certified public accountants of recognized national standing acceptable to Agent and accompanied by an opinion of such accountants without material exceptions or qualifications. Additionally, such financial statements shall be accompanied by a certificate of such accountants (which shall not contain any qualification exception or score limitation not acceptable to Agent) stating that in the course of its regular audit of the Business of the Company and its Subsidiaries, which audit was conducted in accordance with GAAP, no Default or Event of Default relating to financial and accounting matters has come to their attention, or if any Default or Event of Default exists, a statement as to the nature thereof.

               (ii) Monthly Statements. Within thirty (30) calendar days after the end of each calendar month, (a) financial statements (including a balance sheet and cash flow and income statements) showing the financial condition and results of operations of the Company and its Subsidiaries on a consolidated basis as of the end of each such month and for the then elapsed portion of the current fiscal year, together with comparisons to the corresponding periods in the preceding year and the budget for such periods, accompanied by a certificate of an officer that such financial statements have been prepared in accordance with GAAP, consistently applied, and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year and (b) the monthly sales orders and shipments report, and a summary of (1) headcount, (2) payroll, and (3) cost of goods sold (material, labor and overhead).

               (iii) Format; Management Report; Certificate of Compliance. Each balance sheet, operations statement and cash flow statement furnished to Agent or Purchasers pursuant to subsections (i) and (ii) of this 7.1(e) will also be furnished by an electronic means in Excel spreadsheet format as set forth on Exhibit H hereto containing such line items and other formatting requirements as may be further specified by Agent. Each financial statement furnished to Agent pursuant to subsections (i) and (ii) of this Section 7.1(e) shall be accompanied by (A) a written narrative report by the management of the Company and its Subsidiaries explaining material developments and trends in the Business and such financial statements and (B) a written certificate signed by the Company's chief financial officer to the effect that no Default or Event of Default has occurred during the period covered by such statements or, if any such Default or Event of Default has occurred during such period, setting forth a description of such Default or Event of Default and specifying the action, if any, taken by the Company and its Subsidiaries to remedy the same, and a compliance certificate in the form of Exhibit F showing the Company's and its Subsidiaries' compliance with the covenants set forth in Section 7.3. Simultaneous to the delivery to the Revolving Financing Lender, the Company will deliver to Agent a copy of each compliance certificate and any other report required by the Revolving Financing Lender not otherwise stated herein.

               (iv) Accountant Reports. Promptly upon the receipt thereof, copies of all reports, if any, submitted to the Company and its Subsidiaries by independent certified public accountants in connection with each annual, interim or special audit or review of the financial statements of the Company and its Subsidiaries made by such accountants, including but not limited to, any comment letter submitted by such accountants to management in connection with any annual review.

               (v) Projections. As soon as available, but in no event later than thirty (30) days prior to the beginning of each fiscal year, a projection of the Company's and its Subsidiaries' balance sheet, and income, retained earnings, stockholders' equity and cash flow statements, respectively, for the following three (3) fiscal years (with projections on a monthly basis for the first fiscal year) and comparable actual and budgeted figures for the current year; and within ten (10) days after any material update or amendment of any such plan or forecast, a copy of such update or amendment, including a description of and reasons for such update or amendment. Each such projection, update or amendment shall be accompanied by a written certificate signed by the Company's and its Subsidiaries' chief financial officer to the effect that it has been prepared on the basis of the Company's and its Subsidiaries' historical financial statements and records, together with the assumptions set forth in such projection and that it reflects expectations, after reasonable analysis, of the Company's and its Subsidiaries' management as to the matters set forth therein.

               (vi) Public Reporting. Promptly upon the filing thereof, each Loan Party shall deliver to Purchasers copies of all registration statements and annual, quarterly, monthly or other regular reports which such Loan Party or any of its Subsidiaries files with the Securities and Exchange Commission, as well as promptly providing to the Purchasers copies of any reports and proxy statements delivered to its shareholders.

               (vii) Revolving Financing Reporting. Simultaneous with the delivery to the Revolving Financing Lender, a daily loan report and certificate in the Company's then current form on each day on which a Loan Party requests a loan under the Revolving Credit Agreement and the daily sales orders and shipments report for U.S. Loan Parties and weekly for Numatics Canada and for Numatics Germany.

               (viii) Additional Information. Promptly, from time to time, such other information regarding the compliance by the Company and its Subsidiaries with the terms of this Agreement and the other Purchase Documents or the affairs, operations or condition (financial or otherwise) of the Company and its Subsidiaries as Agent or Required Purchasers may reasonably request and that is capable of being obtained, produced or generated by the Company and its Subsidiaries or of which the Company and its Subsidiaries have knowledge.

          (f) Litigation and Other Notices. Give Agent prompt written notice of the following:

               (i) Orders; Injunctions. The issuance by any court or governmental agency or authority of any injunction, order, decision or other restraint prohibiting, or having the effect of prohibiting, the making of any loan by any of the Loan Parties or the initiation of any litigation or similar proceeding seeking any such injunction, order or other restraint.

               (ii) Litigation. The notice, filing or commencement of any action, suit or proceeding against any of the Loan Parties whether at law or in equity or by or before any court or any federal, state, municipal or other governmental agency or authority and that, if adversely determined against any of the Loan Parties, could result in uninsured liability in excess of $100,000 in the aggregate.

               (iii) Environmental Matters. (i) Any release or threatened release of any Pollutant required to be reported to any Governmental Authority under any applicable Environmental Laws, (ii) any Removal, Remedial or Response action taken by any of the Loan Parties or any other person in response to any Pollutant in, at, on or under, a part of or about any of the Loan Parties' properties or any other property,
          (iii) any violation by any of the Loan Parties of any Environmental Law, in each case, that could result in a Material Adverse Effect, or
          (iv) any notice, claim or other information that any of the Loan Parties might be subject to an Environmental Liability.

               (iv) Default. Any Default or Event of Default, specifying the nature and extent thereof and the action (if any) that is proposed to be taken with respect thereto.

               (v) Material Adverse Effect. Any development in the business or affairs of any of the Loan Parties that could have a Material Adverse Effect.

               (vi) Board Meetings. Written notice of each regular meeting of each Loan Party's Board of Directors at least thirty (30) days in advance of such meeting and prior written notice of each special meeting of each of the Loan Party's Board of Directors at least seven
          (7) days in advance of such meeting, but in any case such notice shall be delivered no later than the date on which the members of the Board of Directors are notified of such meeting. In addition, the Loan Parties will send Agent copies of all reports and materials provided to members of the Board of Directors at meetings or otherwise.

          (g) ERISA. Comply in all material respects with the applicable provisions of ERISA and the provisions of the Code relating thereto and furnish to Agent and if so requested by them in writing, Purchasers (i) as soon as possible, and in any event within thirty (30) days after the Loan Parties know or have reason to know thereof, notice of (A) the establishment by the Loan Parties of any Plan, (B) the commencement by the Loan Parties of contributions to a Multiemployer Plan, (C) any failure by the Loan Parties or any of their ERISA Affiliates to make contributions required by Section 302 of ERISA (whether or not such requirement is waived pursuant to Section 303 of ERISA), or (D) the occurrence of any Reportable Event with respect to any Plan or Multiemployer Plan for which the reporting requirement is not waived, together with a statement of an officer setting forth details as to such Reportable Event and the action which the Loan Parties propose to take with respect thereto, together with a copy of the notice of such Reportable Event given to the PBGC if any such notice was provided by the Loan Parties, and (ii) promptly after receipt thereof, a copy of any notice the Loan Parties may receive from the PBGC relating to the intention of the PBGC to terminate any Plan or Multiemployer Plan, or to appoint a trustee to administer any Plan or Multiemployer Plan, and (iii) promptly after receipt thereof, a copy of any notice of withdrawal liability from any Multiemployer Plan. With respect to any Canadian Pension Plans: (i) administer the Canadian Pension Plans in accordance with the requirements of the applicable Canadian Pension Plan texts, funding agreements, the Income Tax Act (Canada) and applicable provincial pension benefits legislation; (ii) deliver to the Agent an undertaking of the funding agent for each of the Canadian Pension Plans stating that the funding agent will notify the Agent within 7 days of a Loan Party's failure to make any required contribution to the applicable Canadian Pension Plan; (iii) not accept payment of any amount from any of the Canadian Pension Plans without the prior written consent of the Agent;
     (iv) without the prior written consent of the Agent, not terminate, or cause to be terminated, any of the Canadian Pension Plans, if such plan would have a solvency deficiency on termination; (v) promptly provide the Agent with any documentation relating to any of the Canadian Pension Plans as the Agent may reasonably request. Each applicable Loan Party shall notify the Agent within 30 days of (i) a material increase in the liabilities of any of the Canadian Pension Plans, (ii) the establishment of a new registered Canadian Pension Plan, (iii) commencing payment of contributions to a Canadian Pension Plan to which such Loan Party had not previously been contributing. None of the Loan Parties shall establish any new employee benefits plan if the liability or increased liability resulting from such establishment or amendment is material.

          (h) Maintaining Records; Access to Premises and Inspections. (i) Maintain financial records in accordance with generally accepted practices and, (ii) upon reasonable notice, at all reasonable times and as often as Agent or any Purchasers may reasonably request (and at any time after the occurrence and during the continuation of a Default or Event of Default), permit any authorized representative designated by Agent to visit and inspect the properties and financial records of the Loan Parties and to make extracts from such financial records, all at the Loan Parties' expense, not to exceed $10,000 per year so long as no Event of Default shall have occurred and is continuing, and permit any authorized representative designated by Agent or any Purchasers to discuss the affairs, finances and conditions of the Loan Parties with the Loan Parties' chief financial officer and such other officers as the Loan Parties shall deem appropriate, and the Loan Parties' independent public accountants.

          (i) Board of Directors.

               (i) The Company's Board of Directors shall consist of no more than six (6) directors during any time no Material Event Default exists and so long as the principal balance of the Notes or any portion thereof has not been accelerated, and shall meet at least once per calendar quarter for so long as any Purchaser shall hold any Note. Purchasers shall have the right to designate one member to the Company's Board of Directors and, if any of boards of director of the other Loan Parties deal with matters outside the day-to-day operation of such Loan Party, purchasers shall have the right to designate one member to such Loan Party's Board of Directors; provided, however, that Purchasers shall have the right to designate the number of directors sufficient to comprise the majority of the Company's Board of Directors at any time in which (A) there exists a Material Event or Default, or (B) the principal balance of the Notes or any portion thereof has been accelerated. If the condition giving rise to the events listed in (A) and (B) above are cured, then the Purchasers' right to appoint a majority of the Board of Directors shall terminate on the date which is five hundred forty (540) days after such condition is cured. Notwithstanding anything to the contrary above, if the Company cures the condition giving rise to the events listed in
          (A) and (B) above and subsequently those conditions again cause the events listed in (A) or (B) above to be true, the Purchasers' right to appoint a majority of the Board of Directors shall become permanent. Members of each Board of Directors designated by Purchasers shall receive reimbursement for reasonable out-of-pocket expenses from the Loan Parties incurred in connection with attendance at Boards of Directors, committee and stockholder meetings. The Company shall reserve and keep vacant a number of board seats sufficient for Purchasers to appoint a majority of the Board of Directors of the Company. John H. Welker shall vote all shares of the Loan Parties in which he has voting control in a manner that will give effect to the rights of Purchasers pursuant to this Section 7.1(i).

               (ii) In the event Purchasers shall waive their right to designate a Director pursuant to this Section 7.1(i), Agent may designate an observer, without voting rights, who will be entitled to attend all meetings of the Loan Parties' Boards of Directors (including committees) and stockholders. Any observer designated by Purchasers' shall be entitled to notice of all meetings of the Loan Parties' Boards of Directors (including committee meetings) and to information provided to Directors. Such observer shall receive reimbursement for reasonable out-of-pocket expenses from the Loan Parties incurred in connection with attendance at Boards of Directors, committee and stockholder meetings.

               (iii) The Board of Directors of the Company shall maintain audit and compensation committees. Purchasers shall have the right to designate one director to each of the audit and compensation committees so long as any Note shall remain outstanding.

               (iv) All rights of Purchasers under this Section 7.1(i) shall be exercised by Required Purchasers.

          (j) Future Financings. The Loan Parties shall give to Agent and Purchasers an opportunity to participate in any future financings of the Loan Parties.

          (k) Collateral Monitoring Fee. On the first day of each month after Closing, the Company shall pay to Agent a collateral monitoring fee in an amount equal to $14,583.

          (l) Additional Security. The Loan Parties shall execute and deliver additional Security Documents within 30 days after request therefor by the Agent, sufficient to grant to the Agent for the benefit of the Purchasers Liens in any after-acquired property including, without limitation, machinery and equipment (but no more than 66% of the capital stock of any Foreign Subsidiary). Each Loan Party shall notify Agent within ten (10) days after the occurrence thereof, of the acquisition of any property that is not subject to any of the existing Security Documents (but no more than 66% of the capital stock of any Foreign Subsidiary). Upon the occurrence and during the continuation of an Event of Default, the Company shall, upon request of the Agent, deliver to Agent for the benefit of the Purchasers 100% of the capital stock of Numatics Canada and Numatics GmbH.

     7.2 Negative Covenants. The Loan Parties, jointly and severally, covenant that, so long as all or any part of the principal amount of the Notes or any interest thereon shall remain outstanding:

          (a) Indebtedness. None of the Loan Parties shall create, incur, assume guarantee or be or remain liable for, contingently or otherwise, or suffer to exist any Indebtedness, except the following (collectively, "Permitted Indebtedness"):

               (i) Indebtedness under this Agreement;

               (ii) Indebtedness under the Revolving Financing;

               (iii) Indebtedness incurred in the ordinary course of business with respect to customer deposits, trade payables, and other unsecured current liabilities not the result of borrowing and not evidenced by any note or other evidence of Indebtedness;

               (iv) all Indebtedness accrued on the Company's consolidated balance sheet as of September 30, 2001 (other than the Existing Senior
          Debt) and any extensions, renewals, or refinancings (but no increases) of any such Indebtedness;

               (v) purchase money Indebtedness incurred to finance Capital Expenditures permitted under Section 7.2(e) hereof;

               (vi) Indebtedness all the proceeds of which are used to repay the Term A notes in full;

               (vii) Indebtedness represented by subordinated notes on terms and conditions satisfactory to Agent issued to pay for the redemption of stock under the Shareholder Agreements or the Stock Option Plan as permitted by Section 7.2(h) hereof; and

               (viii) Indebtedness among the U.S. Loan Parties or between Numatics Canada and Numatics Germany or Indebtedness of the Company to Numatics Canada.

          (b) Negative Pledge; Liens. The Loan Parties shall not create, incur, assume or suffer to exist any Lien of any kind on any of their properties or assets of any kind, except the following (collectively, "Permitted Liens"):

               (i) Liens granted to Agent;

               (ii) Liens granted to the Revolving Financing Lender and senior in priority to Agent's Liens as set forth in the Intercreditor Agreement;

               (iii) purchase money Liens securing Permitted Indebtedness described in clause (v) of Section 7.2(a) above so long as such Liens do not secure any other Indebtedness or encumber any property beyond that acquired with the proceeds of such Permitted Indebtedness;

               (iv) Liens for or priority claims imposed by law that are incidental to the conduct of business or the ownership of properties and assets (including mechanic's, warehousemen's, attorneys' and statutory landlords' liens) and deposits, pledges or liens to secure statutory obligations, surety or appeal bonds or other liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money; provided, however, that in each case, the obligation secured is not overdue, or, if overdue, is being contested in good faith and adequate reserves have been set up by the Loan Parties as the case may be; and provided, further, that the lien and security interest provided in the Security Documents or any portion thereof created or intended to be created thereby is not, in the opinion of Purchaser, unreasonably jeopardized thereby;

               (v) Liens securing the payments of taxes, assessments and governmental charges or levies incurred in the ordinary course of business that either (a) are not delinquent, or (b) are being contested in good faith by appropriate legal or administrative proceedings and as to which adequate reserves have been set aside on their books, and so long as during the period of any such contest, the Loan Parties shall suffer no loss of any privilege of doing business or any other right, power or privilege necessary or material to the operation of the Business;

               (vi) Liens listed on the Permitted Liens Schedule attached hereto as Schedule 7.2(b) and designated as Senior Permitted Liens (together with Liens referred to in clauses (ii) through (v) above, "Senior Permitted Liens");

               (vii) Liens other than Senior Permitted Liens granted to the Revolving Financing Lender pursuant to the Revolving Credit Agreement;

               (viii) Liens other than Senior Permitted Liens listed on the Permitted Liens Schedule attached hereto as Schedule 7.2(b);

               (ix) Liens in effect on the date of this Agreement securing Permitted Indebtedness described in clause (iv) of Section 7.2(a) above;

               (x) extensions, renewals and replacements of Liens referred to in clauses (i) through (ix) of this Section 7.2(b); provided, however, that any such extension, renewal or replacement Lien shall be limited to the property or assets covered by the Lien extended, renewed or replaced and that the obligations secured by any such extension, renewal or replacement Lien shall be in an amount not greater than the amount of the obligations secured by the Lien extended, renewed or replaced.

          (c) Contingent Liabilities. The Loan Parties shall not become liable for any Guaranties, except for (i) the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business and (ii) Guaranties of Indebtedness permitted under Section 7.2(a).

          (d) Leases. At no point shall the sum of the aggregate amount of annualized payments on operating leases during any Fiscal Year exceed $2,750,000.

          (e) Capital Expenditures. The Loan Parties shall not make or commit to make any payments on account of the purchase or lease of any assets that if purchased would constitute fixed assets or that if leased would constitute a Capitalized Lease, that in the aggregate would cost more than $2,500,000 during Fiscal Year 2001 and $4,000,000 during any Fiscal Year thereafter.

          (f) Mergers, etc. The Loan Parties shall not merge into, amalgamate, consolidate or combine with any other Person, or purchase, lease or otherwise acquire (in one transaction or a series of related transactions) all or any part of the property or assets of any Person other than purchases or other acquisitions of inventory, materials, leases, property and equipment in the ordinary course of business. The Loan Parties shall not sell, transfer or otherwise dispose of any of its assets, except for transfers of assets of any U.S. Loan Party to Numatics Canada or Numatics
     Germany:

               (i) other than in the ordinary course of business; and

               (ii) sales of obsolete or unneeded equipment so long as the book value of all equipment sold pursuant to this clause in any one fiscal year does not exceed

          $250,000 in the aggregate and the proceeds of which, if in excess of $10,000, are used to purchase additional equipment or to repay the Notes.

          (g) Affiliate Transactions. The Loan Parties shall not make any loan or advance to any director, officer or employee of the Loan Parties or any Affiliate, or enter into or be a party to any transaction or arrangement with any Affiliate of the Loan Parties, including, without limitation, the purchase from, sale to or exchange of property with, any merger, amalgamation, or consolidation with or into, or the rendering of any service by or for, any Affiliate, except pursuant to the reasonable requirements of the Loan Parties' business and upon fair and reasonable terms no less favorable to the Loan Parties than would be obtained in a comparable arm's-length transaction with a Person other than an Affiliate.

          (h) Dividends and Stock Purchases. The Loan Parties shall not directly or indirectly: declare or pay any dividends or make any distribution of any kind on their outstanding capital stock or any other payment of any kind to any of their stockholders or its Affiliates (including any redemption, purchase or acquisition of, whether in cash or in property, securities or a combination thereof, any partnership interests or capital accounts or warrants, options or any of their other securities), or set aside any sum for any such purpose other than for: (i) such dividends, distributions or payments paid solely to other Loan Parties; (ii) provided no Event of Default has occurred and is continuing, redemptions of shares (other than the Harvard Put) pursuant to the Shareholder Agreements and the Stock Option Plan existing on the date of this Agreement, in an aggregate amount paid out in cash not to exceed $100,000 during any Fiscal Year, or in exchange for the issuance of promissory notes fully subordinated to the rights of the Purchasers on terms and conditions set forth in that certain form of subordination agreement attached as Exhibit I hereto; or (iii) the redemption of shares pursuant to the Harvard Put in exchange for a promissory note subordinated to the Notes and all other indebtedness of the Loan Parties to the Purchasers.

          (i) Advances, Investments and Loans. The Loan Parties shall not purchase, or hold beneficially any stock, other securities or evidences of Indebtedness of, or make or permit to exist any loan, Guaranty or advance to, or make any investment or acquire any interest whatsoever in, any other Person (including, but not limited to, the formation or acquisition of any Subsidiaries), except:

               (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition;

               (ii) United States dollar-denominated time deposits, certificates of deposit and bankers acceptances of any bank or any bank whose short-term debt rating from Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc. ("S&P"), is at least A-1 or the equivalent or from Moody's Investors Service, Inc. ("Moody's") is at least P-1 or the equivalent with maturities of not more than six months from the date of acquisition;

               (iii) commercial paper with a rating of at least A-1 or the equivalent by S&P or at least P-1 or the equivalent by Moody's maturing within six months after the date of acquisition;

               (iv) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within six months from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's;

               (v) Investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (i) through (iv) above;

               (vi) deposit accounts maintained in accordance with any loan agreement evidencing the Revolving Financing;

               (vii) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

               (viii) receivables owing to the Loan Parties created or acquired in the ordinary course of business and payable on customary trade terms of the Loan Parties;

               (ix) deposits made in the ordinary course of business consistent with past practices to secure the performance of leases or in connection with bidding on government contracts;

               (x) advances to employees in the ordinary course of business for business expenses;

               (xi) the loan to John H. Welker evidenced by that certain promissory note executed by John H. Welker and payable to the Company in the principal aggregate amount of $585,000 plus all accrued interest thereon; and (xii) securities issued by other Loan Parties.

          (j) Use of Proceeds. The Loan Parties shall not use any proceeds from the sale of the Notes hereunder, directly or indirectly, for the purposes of purchasing or carrying any "margin securities" within the meaning of Regulations T, U or X promulgated by the Board of Governors of the Federal Reserve Board or for the purpose of arranging for the extension of credit secured, directly or indirectly, in whole or in part by collateral that includes any "margin securities."

          (k) Stock Issuances. The Loan Parties shall not issue any capital stock or other equity interests or any options or warrants to purchase, or securities convertible into capital or equity interests or establish any stock appreciation rights or similar programs based on the value of the Loan Parties' equity interests, except (i) for capital stock issued to employees as compensation, (ii) options and capital stock issued pursuant to the Stock Option Plan or (iii) where the proceeds of sales of capital stock are applied to the repayment of the Notes.

          (l) Amendment of Charter Documents. The Loan Parties shall not amend, terminate, modify or waive or agree to the amendment, modification or waiver of any material term or provision of their respective Charter Documents, or Bylaws.

          (m) Subsidiaries. None of the Loan Parties shall establish or acquire any Subsidiary (other than as set forth on the Organizational Schedule).

          (n) Business. None of the Loan Parties shall engage, directly or indirectly, in any business other than the Business.

          (o) Fiscal Year; Accounting. None of the Loan Parties shall change its Fiscal Year from ending on December 31 or method of accounting (other than immaterial changes in methods), except as required by GAAP.

          (p) Establishment of New or Changed Business Locations. None of the Loan Parties shall, without prior written consent of Agent, relocate its principal executive offices or, without providing not less than thirty (30) days advance written notice to Agent, relocate other facilities or establish new business locations or relocate any inventory or other assets.

          (q) Changed or Additional Business Names. None of the Loan Parties shall change its corporate name or establish new or additional trade names without providing not less than thirty (30) days advance written notice to Agent.

          (r) Employment Agreements. Without the consent of Agent, the Company shall not amend, terminate or modify its employment agreement with John H. Welker in existence as of the Closing Date.

          (s) John H. Welker Stock. John H. Welker shall not sell or transfer any capital stock of any Loan Party owned by him or his Affiliates as of the Closing Date at any time while the Notes, or any portion thereof, are outstanding except pursuant to personal estate planning purposes so long as John H. Welker, or, after the death or disability of John H. Welker, a Person or Persons acceptable to Agent, retains voting control of such shares.

          (t) Remuneration. The Loan Parties will not permit the aggregate amount of salary and other direct and indirect remuneration (including, but not limited to, employee benefits and professional, consulting and management fees and expenses and bonuses) paid or accrued by any of the Loan Parties during any fiscal year to or for the benefit of (i) John H. Welker directly or indirectly to exceed the amounts provided for under his employment agreement in effect as of the Closing Date or (ii) any other officer, director or member of management (including any members of John Welker's immediate family) of any of the Loan Parties to exceed (x) with respect to base compensation, amounts which are reasonable and customary for employees with similar responsibility and experience of other companies in the same industry as the Loan Parties, and
     (y) with respect to bonuses and other indirect remuneration, amounts which are determined in accordance with the Loan Parties' written objective compensation plan for such year, a copy of which has been furnished to Purchasers prior to the Closing Date.

          (u) Applications under CCAA. None of the Loan Parties shall file any plan of arrangement under the Companies' Creditors Arrangements Act (Canada) ("CCAA Plan") that provides for, or would permit directly or indirectly, the Agent or any Purchaser to be classified with any other creditor of any Loan Party for the purposes of such CCAA Plan or otherwise.

     7.3 Financial Covenants.The Loan Parties, jointly and severally, covenant that, so long as all or any part of the principal amount of the Notes or any interest thereon shall remain outstanding, they shall maintain, on a consolidated basis at the end of each calendar quarter (each such date being a "Measurement Date").

          (a) Minimum Tangible Net Worth. A minimum Tangible Net Worth of (i) $17,000,000 at all times from the date hereof through December 30, 2002,
     (ii) $19,500,000 at all times from and including December 31, 2002 through December 30, 2003, and (iii) $22,000,000 at all times from and including December 31, 2003 and thereafter.

          (b) Minimum Debt Service Coverage Ratio. A minimum Debt Service Coverage ratio for any twelve (12) consecutive months ending as of the Measurement Date as follows:

                            Measurement Date                      Ratio
                            ----------------                      -----

          From Closing Date through December 31, 2001          1.00 to 1.0
          From January 1, 2002 through December 31, 2002       1.05 to 1.0
          From January 1, 2003 and thereafter                  1.10 to 1.0

          (c) Interest Coverage Ratio. A maximum ratio (i) Adjusted Net Income to (ii) scheduled payments of interest and fees, to the extent carried as interest expense on the Company's and its Subsidiaries' consolidated financial statements, with respect to indebtedness for borrowed money (including the interest component payments with respect to Capitalized Leases) for any period of twelve (12) consecutive months ending as of the Measurement Date as follows:

                            Measurement Date                      Ratio
                            ----------------                      -----

          From Closing Date through June 30, 2002              1.20 to 1.0
          From July 1, 2002 through September 30, 2002         1.25 to 1.0
          From October 1, 2002 through December 31, 2002       1.30 to 1.0
          From January 1, 2003 and thereafter                  1.35 to 1.0

          (d) Senior Debt to Adjusted Net Income Ratio. A Senior Debt to Adjusted Net Income Ratio for any period of twelve (12) consecutive months ending as of the Measurement Date as follows:

                            Measurement Date                      Ratio
                            ----------------                      -----

          From Closing Date through December 31, 2001          3.00 to 1.0
          From January 1, 2002 through December 31, 2002       3.00 to 1.0
          From January 1, 2003 and thereafter                  2.50 to 1.0

                                   ARTICLE 8

                                EVENTS OF DEFAULT

     8.1 Events of Default. An Event of Default shall mean the occurrence of one or more of the following described events:

          (a) the Company shall fail to make any payment of interest or principal on the Notes whether at maturity, upon notice of prepayment in accordance with Sections 3.3 or 3.4, upon any scheduled payment date or by acceleration or otherwise;

          (b) any Loan Party shall default under the Revolving Credit Agreement, the Indenture or any agreement under which any Indebtedness in an aggregate principal amount of $200,000 or more is created, and such failure under any applicable agreement in this Section 8.1(b), (x) entitles the holder of such Indebtedness to accelerate the maturity of such Indebtedness or (y) could reasonably be expected to have a Material Adverse Effect;

          (c) any representation or warranty herein made by any Loan Party, or any certificate or financial statement furnished pursuant to the provisions hereof, shall prove to have been false or misleading in any material respect as of the time made or furnished or deemed made or furnished;

          (d) any Loan Party shall default in the performance of any covenant, condition or provision of Section 7.1(c), 7.1(e), 7.1(f), 7.1(h)(ii), 7.1(i), 7.2 or 7.3;

          (e) a default or event of default shall occur under any of the other Purchase Documents, beyond any applicable notice or cure periods;

          (f) any Loan Party shall default in the performance of any other covenant, condition or provision of this Agreement, the Notes or the other Purchase Documents, and such default shall not be remedied to Agent's or Required Purchasers' satisfaction for a period of sixty (60) days of the earlier of (i) written notice from a Agent of such default or (ii) actual knowledge by any officer of any Loan Party of such default;

          (g) a petition, case or proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of any Loan Party in an involuntary case under any applicable bankruptcy, insolvency, reorganization or other similar law in any jurisdiction now or hereafter in effect, or for the appointment of a receiver, liquidator, manager, receiver-manager, assignee, custodian, trustee, sequestrator (or similar official) of any Loan Party or for any substantial part of its property, or for the winding-up or liquidation of their affairs, and such proceeding shall remain undismissed or unstayed and in effect for a period of sixty (60) days;

          (h) any Loan Party shall commence a voluntary case under any applicable bankruptcy, insolvency, reorganization or other similar law of any jurisdiction now or hereafter in effect in any jurisdiction, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, manager, receiver-manager, assignee, trustee, custodian, sequestrator (or other similar official) of any Loan Party or for any substantial part of their property, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay their debts as they become due, or shall take any action in furtherance of any of the foregoing;

          (i) both the following events shall occur; (i) a Reportable Event, the occurrence of which would have a Material Adverse Effect which could cause the imposition of a Lien under Section 4068 of ERISA, shall have occurred with respect to any Plan or Plans; and (ii) the aggregate amount of the then "current liability" (as defined in Section 412(l)(7) of the Internal Revenue Code of 1986, as amended) of all accrued benefits under such Plan or Plans exceeds the then current value of the assets allocable to such benefits by more than $100,000 at such time;

          (j) a final judgment which, with other undischarged final judgments against any Loan Party, exceeds an aggregate of $250,000 (excluding judgments to the extent the applicable Loan Party is fully insured or the deductible or retention limit does not exceed $250,000 and with respect to which the insurer has assumed responsibility in writing), shall have been entered against any Loan Party if, within ninety (90) days after the entry thereof, such judgment shall not have been discharged or execution thereof stayed pending appeal, or if, within ninety (90) days after the expiration of any such stay, such judgment shall not have been discharged;

          (k) any Transaction Document or Security Document shall at any time after the Closing Date cease for any reason to be in full force and effect or shall cease to create perfected security interests in favor of Agent in the collateral subject or purported to be subject thereto, subject to no other Liens other than Permitted Liens, or such collateral shall have been transferred to any Person without the prior written consent of the holders of a majority in principal amount of the outstanding Notes;

          (l) a Change of Control shall have occurred; and

          (m) a requirement from the Minister of National Revenue for payment pursuant to Section 224 or any successor section of the Income Tax Act (Canada) or Section 317, or any successor section of the Excise Tax Act (Canada) or any comparable provision of similar legislation shall have been received by the Agent, any Purchaser or any other Person in respect of any Loan Party or otherwise issued in respect of any Loan Party.

     8.2 Consequences of Event of Default.

          (a) Bankruptcy. If an Event of Default specified in paragraphs (g) or
     (h) of Section 8.1 hereof shall occur, the unpaid balance of the Notes and interest accrued thereon and all other liabilities of the Loan Parties to the holders thereof hereunder and thereunder shall be immediately due and payable, without presentment, demand, protest or (except as expressly required hereby) notice of any kind, all of which are hereby expressly waived.

          (b) Other Defaults. If any other Event of Default shall occur, Required Purchasers may at their option, by written notice to the Loan Parties, declare the entire unpaid balance of the Notes, and interest accrued thereon and all other liabilities of the Loan Parties hereunder and thereunder to be forthwith due and payable, and the same shall thereupon become immediately due and payable, without presentment, demand, protest or (except as expressly required hereby) notice of any kind, all of which are hereby expressly waived; provided, that in the case of a default specified in clause (ii) of paragraph (a) of Section 8.1 hereof shall occur, any holder of a Note may declare the entire unpaid balance of such Note (but only such Note) and other amounts due hereunder and thereunder with regard to such Note to become immediately due and payable.

          (c) Penalty Interest. Following the occurrence and during the continuance of any Event of Default, the holders of the Notes, at the election of the Required Purchasers, shall be entitled to receive, to the extent permitted by applicable law, interest on the outstanding principal of, and premium and overdue interest, if any, on, the Notes at a rate per annum equal to the interest rate thereon (determined as provided in Section 3.1) plus two hundred (200) basis points.

          (d) Premium. In the event of any acceleration of Notes pursuant to
     Section 8.2(b) hereof, the Loan Parties shall also pay to Agent, for the ratable benefit of Purchasers the prepayment premium on the Term B Notes that would otherwise be payable upon any voluntary prepayment of such on the Term B Notes.

          (e) Appointment of Receiver. With respect to Collateral located in Canada or any other Collateral of Numatics Canada, the Agent and Purchasers may appoint, remove and reappoint any person or persons, including any employee or agent of Agent and the Purchasers to be a receiver (the "Receiver") which term shall include a receiver and manager of, or agent for, all or any part of the Collateral located in Canada or any other Collateral of Numatics Canada. Any such Receiver shall, as far as concerns responsibility for his acts, be deemed to be the agent of the Loan Parties and not of the Agent or any Purchaser, and the Agent and the Purchasers shall not in any way be responsible for any misconduct, negligence or non-feasance of such Receiver, its employees or agents. Except as otherwise directed by the Agent and the Purchasers, all money received by such Receiver shall be received in trust for and paid to Agent for the benefit of the Purchasers. Such Receiver shall have all of the powers and rights of the Agent and the Purchasers described in Section 8.2. The Agent may, either directly or through its agents or nominees, exercise any or all powers and right of a Receiver.

     8.3 Security.Payments of principal of, and premium, if any, and interest on, the Notes and all other obligations of the Loan Parties under this Agreement or the Notes are secured pursuant to the terms of the Security Documents.

                                   ARTICLE 9

                                    THE AGENT

     9.1 Authorization and Action. Each Purchaser and each subsequent holder of any Note by its acceptance thereof, hereby designates and appoints ACFS as Agent hereunder and authorizes ACFS to take such actions as agent on its behalf and to exercise such powers as are delegated to Agent by the terms of this Agreement and the other Purchase Documents, together with such powers as are reasonably incidental thereto. Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Purchaser, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of Agent shall be read into this Agreement or otherwise exist for Agent. In performing its functions and duties hereunder, Agent shall act solely as agent for Purchasers and does not assume, nor shall be deemed to have assumed, any obligation or relationship of trust or agency with or for the Loan Parties or any of their respective successors or assigns. Agent shall not be required to take any action that exposes Agent to personal liability or that is contrary to this Agreement or applicable Laws. The appointment and authority of Agent hereunder shall terminate at the indefeasible payment in full of the Notes and related obligations.

     9.2 Delegation of Duties. Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

     9.3 Exculpatory Provisions. Neither Agent nor any of its directors, officers, agents or employees shall be (a) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement (except for its, their or such Person's own gross negligence or willful misconduct or, in the case of Agent, the breach of its obligations expressly set forth in this Agreement, unless such action was taken or omitted to be taken by Agent at the direction of the Required Purchasers), or
(b) responsible in any manner to any of Purchasers for any recitals, statements, representations or warranties made by the Loan Parties contained in this Agreement or in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other document furnished in connection herewith, or for any failure of any of the Loan Parties to perform their respective obligations hereunder, or for the satisfaction of any condition specified in Article 4. Agent shall not be under any obligation to any Purchaser to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement, or to inspect the properties, books or records of any of the Loan Parties.

     9.4 Reliance. Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Loan Parties), independent accountants and other experts selected by Agent. Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other document furnished in connection herewith unless it shall first receive such advice or concurrence of the Required Purchasers or all of Purchasers, as applicable, as it deems appropriate or it shall first be indemnified to its satisfaction by Purchasers; provided, that, unless and until Agent shall have received such advice, Agent may take or refrain from taking any action, as Agent shall deem advisable and in the best interests of Purchasers. Agent shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request of the Required Purchasers or all of Purchasers, as applicable, and such request and any action taken or failure to act pursuant thereto shall be binding upon all Purchasers.

     9.5 Non-Reliance on Agent and Other Purchasers. Each Purchaser expressly acknowledges that neither Agent, nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by Agent or hereafter taken, including, without limitation, any review of the affairs of the Loan Parties, shall be deemed to constitute any representation or warranty by Agent. Each Purchaser represents and warrants to Agent that it has and will, independently and without reliance upon Agent or any other Purchaser and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Loan Parties and made its own decision to enter into this Agreement.

     9.6 Agent in its Individual Capacity. Agent, and each of its Affiliates may make loans to, purchase securities from, provide services to, accept deposits from and generally engage in any kind of business with the Loan Parties or any Affiliate of the Loan Parties as though Agent were not Agent hereunder.

     9.7 Successor Agent. Agent may, upon forty-five (45) days' notice to the Loan Parties and Purchaser, and Agent will, upon the direction of the Required Purchasers (other than Agent, in its individual capacity), resign as Agent. If Agent shall resign, then the Required Purchasers during such fifteen-day period shall appoint a successor Agent and if the Required Purchasers direct Agent to resign, such direction shall include an appointment of a successor Agent. If for any reason no successor Agent is appointed by the Required Purchasers during such fifteen-day period, then effective upon the expiration of such fifteen-day period, the resigning Agent shall appoint a successor Agent among the remaining Purchasers. After any retiring Agent's resignation hereunder as Agent, the provisions of
Article 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

     9.8 Collections and Disbursements.

          (a) Agent will have the right to collect and receive all payments of the Notes, and to collect and receive all reimbursements due hereunder, together with all fees, charges or other amounts due under this Agreement and the other Purchase Documents with regard to the Notes, and Agent will remit to each Purchaser, according to its pro rata percentage, all such payments actually received by Agent in accordance with the settlement procedures established from time to time. Settlements shall occur on such dates as Agent may elect in its sole discretion, but which shall be no later than two (2) Business Days following receipt thereof.

          (b) If any such payment received by Agent is rescinded or otherwise required to be returned for any reason at any time, whether before or after termination of this Agreement or the other Purchase Documents, each Purchaser will, upon written notice from Agent, promptly pay over to Agent its pro rata percentage of the amounts so rescinded or returned, together with interest and other fees thereon so rescinded or returned.

          (c) All payments by Agent and Purchasers to each other hereunder shall be in immediately available funds. Agent will at all times maintain proper books of accounts and records reflecting the interest of each Purchaser in the Notes, in a manner customary to Agent's keeping of such records, which books and records shall be available for inspection by each Purchaser at reasonable times during normal business hours, at such Purchaser's sole expense. Agent may treat the payees of any Note as the holder thereof until written notice of the transfer thereof shall have been received by Agent in accordance with Section 6.3. In the event that any Purchaser shall receive any payment in reduction of the Notes in an amount greater than its applicable pro rata percentage in respect of obligations to Purchaser evidenced hereby (including, without limitation amounts obtained by reason of setoffs) such Purchaser shall hold such excess in trust for Agent (on behalf of all other Purchasers) and shall promptly remit to Agent such excess amount so that the amounts received by each Purchaser hereunder shall at all times be in accordance with its applicable pro rata percentage. If, however, any Purchaser that has received any such excess amount fails to remit such amount to the Agent, the Agent shall reallocate the amounts paid on the next payment date to each Purchaser so that, after giving effect to such payments, the pro rata obligations owed by the Loan Parties to each Purchaser shall be in an amount equal to the pro rata amount owed by the Loan Parties before the date of the payment of such excess amount. In no event shall any Purchaser be deemed to have a participation or other right in, to or against any other Purchaser's Note as a result of the payment of any excess amount.

     9.9 Reporting. During the term of this Agreement, Agent will promptly furnish each Purchaser with copies of all notices and financial statements of the Loan Parties required to be delivered or obtained hereunder and such other financial statements and reports and other information in Agent's possession as any Purchaser may reasonably request. Agent will immediately notify Purchasers when it receives actual knowledge of any Event of Default under the Purchase Documents.

     9.10 Consent of Purchasers.

          (a) Except as expressly provided herein, Agent shall have the sole and exclusive right to service, administer and monitor the Notes and the Purchase Documents related thereto, including, without limitation, the right to exercise all rights, remedies, privileges and options under this Agreement and under the other Purchase Documents, including, without limitation, the credit judgment with respect to the purchasing of the Notes and the determination as to the basis on which and extent to which purchases of Notes may be made.

          (b) Notwithstanding anything to the contrary contained in Section 9.10(a) above, Agent shall not without the prior written consent of all Purchasers then holding Notes: (i) extend any payment date under the Notes,
     (ii) reduce any interest rate applicable to any of the Notes or any fee payable to Purchasers hereunder, (iii) waive any Event of Default under
     Section 8.1 (a), (iv) compromise or settle all or a portion of the Indebtedness under the Notes, (v) release any obligor from the Indebtedness under the Notes except in connection with full payment and satisfaction of all Indebtedness under the Notes, (vi) amend the definition of Required Purchasers, or (vii) amend this Section 9.10(b).

          (c) Notwithstanding anything to the contrary contained in Section 9.10(a) above, and subject to any applicable limitation set forth in
     Section 9.10(b) above, Agent shall not, without the prior written consent of Required Purchasers: (i) waive any Event of Default; (ii) consent to any Loan Party's taking any action that, if taken, would constitute an Event of Default under this Agreement or under any of the other Purchase Documents; or (iii) amend or modify or agree to an amendment or modification of this Agreement or other Purchase Documents.

          (d) After an acceleration of the Indebtedness, Agent shall have the sole and exclusive right, after consultation (to the extent reasonably practicable under the circumstances) with all Purchasers and, unless otherwise directed in writing by Required Purchasers, to exercise or refrain from exercising any and all rights, remedies, privileges and options under this Agreement or the other Purchase Documents and available at law or in equity to protect the rights of Agent and Purchaser and collect the Indebtedness under the Notes, including, without limitation, instituting and pursuing all legal actions brought against any Loan Party or to collect the Indebtedness under the Notes, or defending any and all actions brought by any Loan Party or other Person; or incurring expenses or otherwise making expenditures to protect the collateral, the Notes or Agent's or any Purchaser's rights or remedies.

     9.11 This Article Not Applicable to Loan Parties. This Article 9 is included in this Agreement solely for the purpose of determining certain rights as between Agent and Purchasers and does not create, nor shall it give rise to, any rights in or obligations on the part of the Loan Parties and all rights and obligations of the Loan Parties (other than as specifically set forth herein) under this Agreement shall be determined by reference to the provisions of this Agreement other than this Article 9.

                                   ARTICLE 10

                             SUBORDINATION OF LIENS

     10.1 Lien Priorities.Notwithstanding the date, manner or order of perfection of the security interests and Liens in the Collateral (as defined in the Security Agreement) granted to Agent securing the obligations of the Loan Parties under this Agreement, and notwithstanding any provisions of the Uniform Commercial Code or any applicable law or decision, the following, as between the Liens created in the Collateral of the Loan Parties (other than the Collateral of Numatics Canada and Numatics Germany) with respect to the Term A Notes and the Term B Notes, shall be the relative priority of the security interests and Liens in the Collateral:

          (a) With respect to the Term A Notes, Agent shall have a first and prior assignment of and security interest in the Collateral and all proceeds thereof, including insurance proceeds relating thereto, and products thereof; and

          (b) With respect to the Term B Notes, Agent shall have a second and subordinate assignment of and security interest in the Collateral and all proceeds thereof, including insurance proceeds relating thereto, and products thereof.

     10.2 Distribution of Proceeds of Collateral.

All proceeds realized from the foreclosure or exercise of other remedies with respect to the Collateral after the occurrence of an Event of Default shall be distributed in accordance with the following procedure to the extent permitted by law:

          (a) All proceeds of the Collateral shall be paid to the Agent for application to the outstanding principal, interest and fees related to the Term A Notes;

          (b) Secondly, any residual proceeds shall be paid to the Agent for application to the outstanding principal, interest and fees related to the Term B Notes; and

          (c) Thereafter, any residual proceeds shall be paid to the Agent for application to any other outstanding obligations of the Loan Parties under this Agreement.

     10.3 Distribution of Proceeds of Numatics Canada Collateral.
Notwithstanding any provision contained in any Purchase Document to the contrary, all payments and proceeds or realization received by or on behalf of Numatics Canada shall be distributed in accordance with the following procedure to the extent permitted by law:

          (a) All proceeds of the Collateral shall be paid to the Agent for application to the outstanding principal and fees related to the Term A
     Note issued by Numatics Canada;

          (b) Secondly, any residual proceeds shall be paid to the Agent for application to any other outstanding obligations of Numatics Canada under this Agreement; and

          (c) Thereafter, any residual proceeds shall be paid to the Agent for application to the outstanding interest related to the Term A Note issued by Numatics Canada or any other obligations of Numatics Canada.

                                   ARTICLE 11

                                  MISCELLANEOUS

     11.1 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that (i) the Loan Parties may not assign or transfer their rights hereunder or any interest herein or delegate their duties hereunder and
(ii) Purchasers shall have the right to assign their rights hereunder and under the Notes in accordance with Article 6.

     11.2 Modifications and Amendments. The provisions of this Agreement may be modified, waived or amended, but only by a written instrument signed by each of the Loan Parties to be bound thereby, and to the extent such modification, amendment or waiver relates to the Notes, such instrument must be executed by Agent on behalf of Purchasers upon satisfaction of the conditions set forth in
Section 9.10.

     11.3 No Implied Waivers; Cumulative Remedies; Writing Required. No delay or failure in exercising any right, power or remedy hereunder shall affect or operate as a waiver thereof; nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power or remedy preclude any further exercise thereof or of any other right, power or remedy. The rights and remedies hereunder are cumulative and not exclusive of any rights or remedies that Agent or Purchasers or any holder of Notes would otherwise have. Any waiver, permit, consent or approval of any kind or character of any breach or default under this Agreement or any such waiver of any provision or condition of this Agreement must be in writing, satisfy the conditions set forth in Section 9.10 and shall be effective only to the extent in such writing specifically set forth.

     11.4 Reimbursement of Expenses. The Loan Parties upon demand shall pay or reimburse Agent and its affiliates for all fees and expenses incurred or payable by them (including, without limitation, reasonable fees and expenses of special counsel for Agent and Purchasers), from time to time (i) arising in connection with the negotiation, preparation and execution of this Agreement, the Notes, the other Purchase Documents and all other instruments and documents to be delivered hereunder or thereunder or arising in connection with the transactions contemplated hereunder or thereunder, (ii) relating to any amendments, waivers or consents pursuant to the provisions hereof or thereof, and (iii) arising in connection with the enforcement of this Agreement or collection of the Notes.

     11.5 Holidays. Whenever any payment or action to be made or taken hereunder or under the Notes shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day, and such extension of time shall be included in computing interest or fees, if any, in connection with such payment or action.

     11.6 Notices. All notices and other communications given to or made upon any party hereto in connection with this Agreement shall, except as otherwise expressly herein provided, be in writing (including telecopy, but in such case, a confirming copy will be sent by another permitted means) and mailed via certified mail, telecopied or delivered by guaranteed overnight parcel express service or courier to the respective parties, as follows:

         to the Loan Parties:

                  Numatics, Incorporated
                  1450 Milford Road
                  Highland, Michigan  48357
                  Attn:     President

                  Telecopier:  (704) 364-8114


         with a copy to:

                  Miller, Canfield, Paddock and Stone, P.L.C.
                  150 West Jefferson Avenue, Suite 2500
                  Detroit, Michigan 48226
                  Attn:  Kent E. Shafer, Esq.

                  Telecopier:  (313) 496-8451


         to Agent:

                  American Capital Financial Services, Inc.
                  2 Bethesda Metro Center, 14th Floor
                  Bethesda, Maryland  20814
                  Attn:  Compliance Officer

                  Telecopier:  (301) 654-6714
         and to:

                  American Capital Strategies, Ltd.
                  311 South Walker Drive, Suite 4550
                  Chicago, Illinois  60606
                  Attn:  Mark Schindel

                  Telecopier:  (312) 697-4916


         with a copy to:

                  Patton Boggs LLP
                  2001 Ross Avenue, Suite 3000
                  Dallas, Texas  75201
                  Attn:  Charles P. Miller, Esq.

                  Telecopier:  (214) 758-1550


         to Purchasers:

                  As set forth on Annex A

or in accordance with any subsequent written direction from the recipient party to the sending party. All such notices and other communications shall, except as otherwise expressly herein provided, be effective upon delivery if delivered by courier or overnight parcel express service; in the case of certified mail, three (3) Business Days after the date sent; or in the case of telecopy, when received.

     11.7 Survival. All representations, warranties, covenants and agreements of the Loan Parties contained herein or made in writing in connection herewith shall survive the execution and delivery of this Agreement and the purchase of the Notes and shall continue in full force and effect so long as any Note is outstanding and until payment in full of all of the Loan Parties' obligations hereunder or thereunder. All obligations relating to indemnification hereunder shall survive any termination of this Agreement and shall continue for the length of any applicable statute of limitations.

     11.8 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

     11.9 Jurisdiction, Consent to Service of Process.

          (a) THE LOAN PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMIT, FOR THEMSELVES AND THEIR PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR

     FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN THE STATE OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR ANY OTHER PURCHASE DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT (EXCEPT THAT THE AGENT AND THE PURCHASERS SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST ANY LOAN PARTY OR ITS OR THEIR PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH THE AGENT DEEMS NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR TO OTHERWISE ENFORCE ITS RIGHTS AGAINST ANY LOAN PARTY OR ITS PROPERTY). EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT AGENT AND PURCHASERS MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, THE NOTES OR ANY OTHER PURCHASE DOCUMENT AGAINST THE LOAN PARTIES OR THEIR PROPERTIES IN THE COURTS OF ANY JURISDICTION.

          (b) THE LOAN PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT THEY MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR ANY OTHER PURCHASE DOCUMENT IN ANY NEW YORK OR FEDERAL COURT. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

          (c) EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.6 HEREOF. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

     11.10 Jury Trial Waiver. THE LOAN PARTIES HEREBY IRREVOCABLY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING (I) TO ENFORCE OR DEFEND ANY RIGHTS UNDER OR IN CONNECTION WITH THIS AGREEMENT, OR (II) ARISING FROM ANY DISPUTE OR CONTROVERSY IN CONNECTION WITH OR

RELATED TO THIS AGREEMENT AND AGREES THAT ANY SUCH ACTION OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

     11.11 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law in any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating any other provision of this Agreement.

     11.12 Headings. Article, section and subsection headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

     11.13 Indemnity. The Loan Parties hereby agree to indemnify, defend and hold harmless Agent and Purchasers and their officers, directors, employees, agents and representatives, and their respective successors and assigns in connection with any losses, claims, damages, liabilities and expenses, including reasonable legal fees, to which Agent or any Purchaser may become subject (other than as a result of the gross negligence or willful misconduct of any such Person), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or by reason of any investigation, litigation or other proceedings related to or resulting from any act of, or omission by, the Loan Parties or their Affiliates or any officer, director, employee, agent or representative of the Loan Parties or their Affiliates with respect to the Transactions, the Notes, Charter Documents, the Bylaws or any agreements entered into in connection with any such agreements, instruments or documents and to reimburse Agent and Purchasers and each such Person and Affiliate, upon demand, for any legal or other expenses incurred in connection with investigating or defending any such loss, claim, damage, liability, expense or action. To the extent that the foregoing undertakings may be unenforceable for any reason, the Loan Parties agree to make the maximum contribution to the payment and satisfaction of indemnified liabilities set forth in this Section 11.13 which is permissible under applicable law.

     11.14 Environmental Indemnity. The Loan Parties, and their successors and assigns, hereby release and discharge, and agree to defend, indemnify and hold harmless, Agent, Purchasers and their Affiliates (including their partners, subsidiaries, customers, guests, and invitees, and the successors and assigns of all of the foregoing, and their respective officers, employees and agents) from and against any and all Environmental Liabilities, whenever and by whomever asserted, to the extent that such Environmental Liabilities are based upon, or otherwise relate to: (i) any Condition at any time in, at, on, under, a part of, involving or otherwise related to the Properties and Facilities (including any of the properties, materials, articles, products, or other things included in or otherwise a part of the Properties and Facilities); (ii) any action or failure to act of any Person, including any prior owner or operator of the Properties and Facilities (including any of the properties, materials, articles, products, or other things included in or otherwise a part of the Properties and Facilities), involving or otherwise related to the Properties and Facilities or operations of the Loan Parties; (iii) the Management of any Pollutant, material, article or product (including Management of any material, article or product containing a Pollutant) in any physical state and at any time, involving or otherwise related to the Properties and Facilities or any property covered by clause (iv) (including Management either from the Properties and Facilities or from any property covered by clause (iv), and Management to, at, involving or otherwise related to the Properties and Facilities or any property covered by clause (iv)); (iv) Conditions, and actions or failures to act, in, at, on, under, a part of, involving or otherwise related to any property other than the Properties and Facilities, which property was, at or prior to the Closing Date, (I) acquired, held, sold, owned, operated, leased, managed, or divested by, or otherwise associated with, (A) the Loan Parties, (B) any of the Loan Parties' Affiliates, or (C) any predecessor or successor organization of those identified in (A) or (B); or (II) engaged in any tolling, contract manufacturing or processing, or other similar activities for, with, or on behalf of the Loan Parties; (v) any violation of or noncompliance with or the assertion of any Lien under the Environmental Laws, (vi) the presence of any toxic or hazardous substances, wastes or contaminants on, at or from the past and present Properties and Facilities, including, without limitation, human exposure thereto; (vii) any spill, release, discharge or emission affecting the past and present Properties and Facilities, whether or not the same originates or emanates from such Properties and Facilities or any contiguous real estate, including, without limitation, any loss of value of such Properties and Facilities as a result thereof; or (viii) a misrepresentation in any representation or warranty or breach of or failure to perform any covenant made by the Loan Parties in this Agreement. This indemnity and agreement to defend and hold harmless shall survive any termination or satisfaction of the Notes or the sale, assignment or foreclosure thereof or the sale, transfer or conveyance of all or part of the past and present properties and facilities or any other circumstances which might otherwise constitute a legal or equitable release or discharge, in whole or in part, of the Loan Parties under the Notes.

     11.15 Counterparts. This Agreement may be executed in any number of counterparts and by either party hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument.

     11.16 Integration. This Agreement and the other Purchase Documents set forth the entire understanding of the parties hereto with respect to all matters contemplated hereby and supersede all previous agreements and understandings among them concerning such matters. No statements or agreements, oral or written, made prior to or at the signing hereof, shall vary, waive or modify the written terms hereof.

     11.17 Confidentiality. Each Loan Party, Agent and each Purchaser hereby agree and acknowledge that any and all information relating to such Loan Party which is (i) furnished by such Loan Party to Agent or such Purchaser (or to any affiliate of such Purchaser); and (ii) non-public, confidential or proprietary in nature, shall be kept confidential by Agent or such Purchaser or such affiliate in accordance with applicable law; provided, however, that such information and other credit information relating to such Loan Party may be distributed by Agent or such Purchaser or such affiliate to Agent's or such Purchaser's or such affiliate's directors, officers, employees, attorneys, affiliates, assignees, participants (provided such assignees and/or participants have agreed to keep such information confidential to the extent provided in this
Section 11.17) auditors, agents and regulators, and upon the order of a court or other governmental agency having jurisdiction over such Purchaser or such affiliate, to any other party. Each Loan Party, Agent and each Purchaser further agree that this provision shall survive the termination of this Agreement. Notwithstanding the foregoing, each Loan Party hereby consents to Agent publishing a tombstone or similar advertising material relating to the financing transaction contemplated by this Agreement.

     11.18 Judgment Currency. To the extent permitted by applicable laws, the obligations of the Loan Parties in respect of any amount due under this Agreement or any other Purchase Document shall, notwithstanding any payment in any other currency (the "Other Currency") (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the currency in which it is due (the "Agreed Currency") that the Agent or any Purchaser may, in accordance with normal banking procedures, purchase with the sum paid in the Other Currency (after any premium and costs of exchange) on the Business Day immediately after the day on which the Agent or such Purchaser receives the payment. If the amount in the Agreed Currency that may be so purchased for any reason falls short of the amount originally due, the applicable Loan Party shall pay additional amounts, in the Agreed Currency, as may be necessary to compensate for the shortfall. Any obligation of the applicable Loan Party not discharged by that payment shall, to the extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided in this Section 11.18 continue in full force and effect.

                                    *   *   *

                                SIGNATURE PAGE TO
                             NOTE PURCHASE AGREEMENT

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                            THE BORROWERS:

                                            NUMATICS, INCORPORATED


                                            By:  /s/ John H. Welker
                                                ------------------------------
                                                John H. Welker
                                                Chief Executive Officer



                                            NUMATICS, GMBH, a corporation
                                            organized under the laws of the
                                            Federal Republic of Germany


                                            By:    /s/ John H. Welker
                                                   ---------------------------
                                            Name:   John H. Welker
                                                   ---------------------------
                                            Title:  General Manager
                                                   ---------------------------



                                            NUMATICS LTD., a Canadian
                                            corporation


                                            By:    /s/ John H. Welker
                                                   ---------------------------
                                            Name:   John H. Welker
                                                   ---------------------------
                                            Title:  Vice President
                                                   ---------------------------



                                            SUBSIDIARY GUARANTORS:

                                            MICRO-FILTRATION, INC., a Michigan
                                            corporation

                                            By:    /s/ John H. Welker
                                                   ---------------------------
                                            Name:   John H. Welker
                                                   ---------------------------
                                            Title:  Chairman and Chief
                                                    Executive Officer
                                                   ---------------------------

                                            NUMATION, INC., a Michigan
                                            corporation


                                            By:     /s/ John H. Welker
                                                   ---------------------------
                                            Name:   John H. Welker
                                                   ---------------------------
                                            Title:  Chairman and Chief
                                                    Executive Officer
                                                   ---------------------------



                                            NUMATECH, INC., a Michigan
                                            corporation


                                            By:     /s/ John H. Welker
                                                   ---------------------------
                                            Name:   John H. Welker
                                                   ---------------------------
                                            Title:  Chairman and Chief
                                                    Executive Officer
                                                   ---------------------------



                                            ULTRA AIR PRODUCTS, INC., a
                                            Michigan corporation


                                            By:     /s/ John H. Welker
                                                   ---------------------------
                                            Name:   John H. Welker
                                                   ---------------------------
                                            Title:  Chairman and Chief
                                                    Executive Officer
                                                   ---------------------------



                                            MICROSMITH, INC., an Arizona
                                            corporation


                                            By:     /s/ John H. Welker
                                                   ---------------------------
                                            Name:   John H. Welker
                                                   ---------------------------
                                            Title:  Chairman and Chief
                                                    Executive Officer
                                                   ---------------------------



                                            EMPIRE AIR SYSTEMS, INC., a New
                                            York corporation


                                            By:     /s/ John H. Welker
                                                   ---------------------------
                                            Name:   John H. Welker
                                                   ---------------------------
                                            Title:  Authorized Signatory
                                                   ---------------------------

                                            AGENT:

                                            AMERICAN CAPITAL FINANCIAL SERVICES,
                                            INC.


                                            By: /s/ Mark D. Schindel
                                                ------------------------------
                                                Mark D. Schindel
                                                Vice President



                                            PURCHASERS:

                                            AMERICAN CAPITAL STRATEGIES, LTD.


                                            By: /s/ Mark D. Schindel
                                                ------------------------------
                                                Mark D. Schindel
                                                Principal

                                     ANNEX A
                                     -------

                       INFORMATION RELATING TO PURCHASERS

Name and Address
of Purchasers
----------------

AMERICAN CAPITAL STRATEGIES, LTD.

2 Bethesda Metro Center
14th Floor
Bethesda, MD  20814

1.       $11,654,000 Term A Note issued by Numatics, Incorporated

2.       $1,000,000 Term A Note issued by Numatics Ltd.

3.       $1,700,000 Term A Note issued by Numatics, GmbH

4.       $17,000,000 Term B Note issued by Numatics, Incorporated

All Notes will be assigned to:

ACS FUNDING TRUST I
c/o AMERICAN CAPITAL STRATEGIES, LTD.,
as Servicer
2 Bethesda Metro Center, 14th Floor
Bethesda, MD  20814

(1)      All payments:

         If by wire:

                  Account Name:  ACS Funding
                    Trust I
                  Account #: 8601046967
                  Bank:  LaSalle National Bank, Chicago
                  ABA #: 071000505

         If by mail:

                  ACS Funding Trust I
                  135 South LaSalle Street, Dept 4522
                  Chicago, Illinois  60674-4522

         If by overnight parcel service (e.g., FedEx, UPS, etc):

                  ACS Funding Trust I
                  200 West Monroe Street, Suite 200
                  Chicago, Illinois  60606
                  Attn:  ACS Funding Trust I, Dept. 4522

         with sufficient information
         to identify the source and
         application of such funds.


(2)      All notices of payments and
         written confirmations of
         such wire transfers:

                  American Capital Strategies, Ltd., as Servicer
                  2 Bethesda Metro Center, 14th Floor
                  Bethesda, Maryland  20814
                  Attn:  Comptroller
                  Telecopier:  (301) 654-6714

(3)      All other communications:

                  American Capital Strategies, Ltd., as Servicer
                  2 Bethesda Metro Center, 14th Floor
                  Bethesda, Maryland  20814
                  Attn:  Compliance Officer
                  Telecopier:  (301) 654-6714

                                   SCHEDULES

"Shareholder Agreements Schedule"           (Section 1.1)
"Stock Option Plan Schedule"                (Section 1.1)
"Organizational Schedule"                   (Section 5.1(a))
"Litigation Schedule"                       (Section 5.1(j))
"Environmental Schedule"                    (Section 5.1(l))
"Properties Schedule"                       (Section 5.1(q))
"Intellectual Property Schedule"            (Section 5.1(r))
"Permitted Liens Schedule"                  (Section 7.2(b)(iv))

                                    EXHIBITS

EXHIBIT A-1                                 Form of the Company Term A Note
EXHIBIT A-2                                 Form of Numatics Canada Term A Note
EXHIBIT A-3                                 Form of Numatics GmbH Term A Note
EXHIBIT B                                   Form of the Company Term B Note
EXHIBIT C                                   Form of Security Agreement
EXHIBIT D                                   Form of IP Security Agreement
EXHIBIT E                                   Form of Mortgages
EXHIBIT F                                   Form of Compliance Certificate
EXHIBIT G                                   Form of Excel Reporting
EXHIBIT I                                   Form of Subordination Agreement